UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Senomyx, Inc.
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SENOMYX, INC.

4767 Nexus Centre Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Senomyx, Inc., a Delaware corporation.  The meeting will be held on June 13, 2013 at 9:00 a.m. local time at our corporate offices located at 4767 Nexus Centre Drive, San Diego, CA 92121, for the following purposes:

1.                                      To elect the seven nominees for director set forth in Proposal 1 to hold office until our 2014 Annual Meeting of Stockholders.

2.                                      To approve and adopt our 2013 Equity Incentive Plan.

3.                                      To approve an amendment to our 2004 Employee Stock Purchase Plan.

4.                                      To approve a stock option exchange program.

5.                                      To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

6.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 16, 2013.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2013 at 9:00 am Local Time at our corporate offices located at 4767 Nexus Centre Drive, San Diego, CA 92121. The proxy statement and annual report to stockholders are available at http://proxy2013.senomyx.com.

By Order of the Board of Directors

Kent Snyder
Chief Executive Officer and Chairman of the Board of Directors

April 24, 2013

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please vote over the Internet as instructed by these materials, or complete, date, sign and return the enclosed proxy card if you received a proxy card by mail, as promptly as possible in order to ensure your representation at the meeting.  If you received a paper copy of the proxy card by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

SENOMYX, INC.

4767 Nexus Centre Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

QUESTIONS AND ANSWERS

Why have these proxy materials been made available to me?

We made these proxy materials available to you on the Internet and/or we have delivered printed versions of these materials to you by mail, because the Board of Directors of Senomyx, Inc. is soliciting your proxy to vote at its 2013 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the accompanying proxy card.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

As permitted by rules adopted by the Securities and Exchange Commission, or SEC, we are making this proxy statement and our annual report available to stockholders electronically via the Internet. Accordingly, we are sending by mail a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials and vote by proxy over the Internet. All stockholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials or request the delivery of a printed set of proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We intend to mail the Notice of Internet Availability of Proxy Materials (or this proxy statement, our annual report and a proxy card to stockholders with pre-existing requests to receive paper copies of such materials) on or about April 24, 2013 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 16, 2013, the record date for the annual meeting, will be entitled to vote at the annual meeting.  At the close of business on the record date, there were 40,628,328 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Notice of Internet Availability of Proxy Materials are being forwarded to you by your broker, bank or other agent.  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are five matters scheduled for a vote at the annual meeting:

•                  the election of the seven nominees for director set forth in Proposal 1 to hold office until our 2014 Annual Meeting of Stockholders;

•                  the approval and adoption of our 2013 Equity Incentive Plan;

•                  the approval of an amendment to our 2004 Employee Stock Purchase Plan;

•                  the approval of a stock option exchange program; and

•                  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify.  For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting.  Alternatively, you may vote by proxy through the Internet or using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote on the Internet, go to http://proxy2013.senomyx.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice of Internet Availability of Proxy Materials or the proxy card mailed to you. Your vote must be received by 11:59 p.m. Eastern Time on June 12, 2013 to be counted.

•                  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. If you received a Notice of Internet Availability of Proxy Materials and would like to request a proxy card by mail, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability of Proxy Materials or a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply follow the instructions in the Notice of Internet Availability of Proxy Materials received from your broker, bank or other agent to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included in the Notice of Internet Availability of Proxy Materials or with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 16, 2013, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of our 2013 Equity Incentive Plan, “For” the approval of the amendment to our 2004 Employee Stock Purchase Plan, “For” the approval of a stock option exchange program as described below, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.  If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  In addition, in the future we may elect to engage a third party firm to assist in the solicitation of proxies for the Annual Meeting.  In that circumstance, we estimate that we will pay a fee of approximately $10,000 - $20,000 and also reimburse reasonable and documented out-of-pocket expenses incurred in connection with such a proxy solicitation.  We may also agree to indemnify the solicitation firm against certain losses, costs and expenses associated with those services.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, your shares are registered in more than one name or are registered in different accounts.  Please follow the voting instructions in each Notice of Internet Availability of Proxy Materials, or complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I revoke or change my vote after submitting my proxy?

Yes.  You can revoke your proxy and change your vote at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•      you may submit another properly completed proxy with a later date,

•      you may vote again by Internet at a later time,

•                  you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4767 Nexus Centre Drive, San Diego, California 92121, or

•                  you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card or Internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 25, 2013, to our Corporate Secretary at 4767 Nexus Centre Drive, San Diego, California 92121.  If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 15, 2014 but no earlier than February 13, 2014.  Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, executive compensation (including advisory stockholder votes on executive compensation) and election of directors (even if not contested).  On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

•                  For the approval of our 2013 Equity Incentive Plan, the proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•                  For the approval of the amendment to our 2004 Employee Stock Purchase Plan, the proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•                  For the approval of a stock option exchange program for our employees, officers, directors and consultants, the proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•                  The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy.  At the close of business on the record date, there were 40,628,328 shares outstanding and entitled to vote.  Therefore, in order for a quorum to exist, 20,314,165 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at http://proxy2013.senomyx.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and there are seven nominees for director this year.  Each director is to be elected at the annual meeting to serve until our 2014 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. Each of the nominees is currently a director of Senomyx and was previously elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting.  The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.  Each nominee has consented to be named in the proxy statement and to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage, but do not require, our Board members to attend our annual meeting of stockholders.  All of our directors who were then serving on our Board attended our 2012 Annual Meeting of Stockholders.

Nominees

The following is biographical information as of March 1, 2013 for each nominee for director.

It is important to note that the Corporate Governance and Nominating Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Corporate Governance and Nominating Committee has evaluated nominees in the broader context of the Board’s overall composition, with the goal of maintaining a group of individuals where each person’s professional skills and experience will complement the skills and experience of the other members. In addition, the Corporate Governance and Nominating Committee also seeks to maintain a Board where each individual exhibits the high level of integrity and appropriate application of sound business judgment and other qualities that the committee views as important for the effective functioning of the Board.

The brief biographies below include information regarding the experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Corporate Governance and Nominating Committee may have a variety of reasons why he believes a particular person is an appropriate nominee for the Board, and these views may differ from the views of the other members.

Name	Age	Position
Roger D. Billingsley, Ph.D.	61	Director
Stephen A. Block, Esq.	68	Director
Mary Ann Gray, Ph.D.	60	Director
Michael E. Herman	71	Director
Jay M. Short, Ph.D.	55	Lead Independent Director
Kent Snyder	59	Chief Executive Officer and Chairman of the Board
Christopher J. Twomey	53	Director

Roger D. Billingsley, Ph.D. has served as a member of our Board of Directors since April 2008.  Since March 2008 Dr. Billingsley has been serving as Senior Vice President, Technology and Product Development of Dole Fresh Vegetables, a division of Dole Food Company.  From June 2006 to March 2008, he served as Division Vice President of Research and Development and Scientific Affairs of Abbott Nutrition, a division of Abbott Laboratories, Inc.  From September 2004 to June 2006, Dr. Billingsley served as Division Vice President of Research and Development and Scientific Affairs of Ross Products, also a division of Abbott Laboratories, Inc.   Prior to 2004, Dr. Billingsley held senior management positions at ConAgra Foods, Pet Incorporated, Nabisco Brands, Inc. and Kellogg Company.  Dr. Billingsley currently serves as a director of Orange County Business Bank.  Dr. Billingsley holds a B.S. and an M.S. from Southern Illinois University, Carbondale, a Ph.D. from the University of Tennessee, Knoxville and a post-doctoral degree from the University of Illinois, Champaign. Dr. Billingsley’s experience in research and development for packaged food and beverages contributes to the Board’s understanding of the food and beverage industry and provides perspective into the priorities of our current and potential collaborators.

Stephen A. Block, Esq. has served as a member of our Board of Directors since March 2005.  Mr. Block served as Chief Legal Officer and Secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (IFF), from January 1993 until his retirement in December 2003.  He was named Senior Vice President, General Counsel and Secretary of IFF in February 2000.  During his eleven years at IFF he also led the company’s Regulatory Affairs department. Prior to 1993, Mr. Block held various management positions, including Senior Vice President, General Counsel and Secretary, with GAF Corporation, a company specializing in specialty chemicals and building materials, and Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics.  Mr. Block currently serves as an industry consultant and as a member of the Executive Committee, Orange County Network, of the Tech Coast Angels, a leading angel investing group. Mr. Block is also a director of ChromaDex Corporation, a reference standards and ingredient supply company, and of several privately held companies. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from the Harvard Law School. Mr. Block’s background contributes to the Board’s understanding of the flavor industry. In addition, Mr. Block contributes his experience in the area of corporate governance and public company financial reporting in his role as a member of multiple Board committees.

Mary Ann Gray, Ph.D. has served as a member of our Board of Directors since September 2010. Since 2003 Dr. Gray has served as President of Gray Strategic Advisors, LLC, which provides strategic consulting services to the biotechnology industry. From 1999 to 2003, Dr. Gray was Senior Analyst and Portfolio Manager for the Federated Kaufmann Fund. Prior to 1999, Dr. Gray led biotechnology equity research groups at Raymond James & Associates, Warburg Dillon Read, and Kidder Peabody. Dr. Gray currently serves on the Boards of Directors of two other publicly traded biopharmaceutical companies, Dyax Corp. and Acadia Pharmaceuticals, Inc. At Dyax she is also the lead independent director. Dr. Gray holds a Ph.D. in pharmacology from the University of Vermont and a B.S. in biology from University of South Carolina.  Dr. Gray brings to the Board her experience as a financial analyst and portfolio manager in the biotechnology industry, as well as a background in scientific research. In addition, through her past and current service as a director for other development stage biotechnology companies Dr. Gray expands the Board’s exposure to corporate and board governance practices at peer companies.

Michael E. Herman has served as a member of our Board of Directors since May 2005.  Since 2006 Mr. Herman has been serving as President of the Herman Family Trading Company. From January 1992 to December 2000, Mr. Herman was President of the Kansas City Royals Baseball Club. From January 1990 to December 1999, he was Chairman of the Finance and Investment Committee of the Kauffman Foundation and was its President from January 1985 to December 1990. From October 1974 to December 1990, Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories. Mr. Herman is a director of Santarus, Inc., a biopharmaceutical company, a former director of Cerner Corporation, a health care information technology company, and also is a Trustee of Rensselaer Polytechnic Institute, the University of Chicago Graduate School of Business and the Vail Valley Foundation. Mr. Herman holds a B.S. in metallurgical engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago. Through Mr. Herman’s prior business and financial experience, education and his service on other public company boards of directors he is able to provide operational expertise and leadership skills that are important to the Board, particularly in his capacity as Chairman of our Compensation Committee.

Jay M. Short, Ph.D. has served as a member of our Board of Directors since March 2004, and since May 2008 he has also served as our Lead Independent Director.  Since March 2007, Dr. Short has been Chairman, Chief Executive Officer and Principal of BioAtla, a private protein therapeutics research and development services organization based in San Diego and Beijing. In addition, since August 2011 he has served as Chief Executive Officer for Ciris Energy, a private bioenergy company focused on biogenic gas generation from coal.  Dr. Short also is Founder of the E.O. Wilson Biodiversity Foundation, a 501(c)(3) public charity, and served as its President and Chairman from its inception in October 2005 through July 2008. From February 1999 to October 2005, Dr. Short was the President and Chief Executive Officer of Diversa Corporation (now a part of British Petroleum and Verenium). He was also a founder of Diversa Corporation, and served as Chief Technology Officer and as a director of the company from its inception in 1994 until October 2005. Dr. Short is a director and advisor of several privately-held companies, including Ciris Energy, Femta Pharmaceuticals and Taxon Biosciences, and served as a director of Invitrogen Corporation (now Life Technologies Corporation) from 1995 until 2008. In 2006, Dr. Short was shortlisted by the editors of Nature Biotechnology as a personality making the most significant contribution to biotech in the past decade.  Dr. Short received his Ph.D. in Biochemistry from Case Western Reserve University in Cleveland, Ohio and his B.A. with honors in Chemistry from Taylor University in Upland, Indiana. Dr. Short has also attended and received Director Certification from the UCLA Anderson School of Business. Dr. Short’s scientific expertise combined with his current and prior experience as a chief executive and a director of other publicly traded companies in the biotechnology industry make him particularly well suited for his role as the Board’s lead independent director and as a member of multiple Board committees.  Dr. Short also contributes to the Board’s understanding of the progress of the company’s research and development programs, including serving as a liaison between the Board and the company’s Scientific Advisory Board.

Kent Snyder joined Senomyx in June 2003 and has served as Chief Executive Officer and as a member of our Board of Directors since that time. From June 2003 until September 2009 Mr. Snyder also served as our President, and since May 2008 Mr. Snyder has served as our Chairman of the Board of Directors.  From July 1991 to October 2001, Mr. Snyder held various marketing and sales management positions with Agouron Pharmaceuticals, Inc., a Pfizer company. Mr. Snyder’s most recent position was President of Global Commercial Operations, and prior to that Mr. Snyder served as Senior Vice President of Commercial Affairs and Vice President of Business Development. Mr. Snyder is a director of Santarus, Inc., a publicly-held biopharmaceutical company.  Mr. Snyder received his B.S. from the University of Kansas and his M.B.A. from Rockhurst College. Mr. Snyder contributes his extensive knowledge of the company and also ensures long-term continuity on the Board. In addition, he contributes operational and leadership skills that he has developed through his prior experience in various roles of increasing responsibility.

Christopher J. Twomey has served as a member of our Board of Directors since March 2006.  Mr. Twomey joined Biosite Incorporated, a medical diagnostics company, in March 1990 serving in various roles of increasing responsibility, and most recently serving as Senior Vice President, Finance and Chief Financial Officer until his retirement in 2007.  At Biosite he was responsible for the Finance, Human Resources, Facilities, and Information Systems departments.  From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an audit manager.  Mr. Twomey is a director of Cadence Pharmaceuticals, Inc., a biopharmaceutical company.  Mr. Twomey holds a B.A. from the University of California at Santa Barbara. Mr. Twomey contributes substantial leadership skills and expertise in accounting and financial reporting that are especially valuable in his role as Chairman of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Background of Executives Not Listed Above

The following is biographical information as of March 1, 2013 for each of our executive officers not listed above.

Name	Age	Position
John Poyhonen	53	President and Chief Operating Officer
David B. Berger	43	Senior Vice President, General Counsel and Corporate Secretary
Donald S. Karanewsky, Ph.D.	61	Senior Vice President and Chief Scientific Officer
Antony E. Rogers	46	Senior Vice President and Chief Financial Officer
Sharon Wicker	57	Senior Vice President and Chief Commercial Development Officer

John Poyhonen joined us in October 2003 as Vice President and Chief Business Officer and was promoted in April 2004 to Vice President, Chief Financial and Business Officer.  In January 2006, he was promoted to Senior Vice President, Chief Financial and Business Officer and in September 2009 he was promoted to President and Chief Operating Officer.  Before joining Senomyx, from 1996 until October 2003, Mr. Poyhonen served in various sales and marketing positions for Agouron Pharmaceuticals, a Pfizer company, most recently as Vice President of National Sales. Mr. Poyhonen received his B.A. in Marketing from Michigan State University and his M.B.A. from the University of Kansas.

David B. Berger, joined us in January 2008 as Vice President, General Counsel and Corporate Secretary and was promoted to Senior Vice President in January 2012.  Prior to his service at Senomyx, from 2003 until 2007 Mr. Berger was responsible for all commercial aspects of legal affairs at Biosite Incorporated, a publicly traded medical diagnostics company. At Biosite, Mr. Berger most recently held the position of Vice President, Legal Affairs. Previously, Mr. Berger was an attorney at Cooley Godward LLP and Amylin Pharmaceuticals, Inc.  Mr. Berger earned his J.D. from Stanford Law School and received his B.A. in Economics at the University of California, Berkeley.

Donald S. Karanewsky, Ph.D., joined Senomyx in June 2007 as Senior Vice President, Discovery and was appointed Chief Scientific Officer in June 2010. From October 2002 to June 2007 Dr. Karanewsky was Executive Director of Chemistry at The Genomics Institute of the Novartis Research Foundation (GNF). At GNF, Dr. Karanewsky had

management responsibility for the Departments of Medicinal Chemistry, Analytical Chemistry, Bioanalytical Chemistry, and Compound Management, and was a member of the GNF Drug Discovery Steering Committee and the Novartis Global Discovery Chemistry Leadership Team.  Dr. Karanewsky has also directed chemistry research teams and had senior management roles at Ligand Pharmaceuticals and Idun Pharmaceuticals and he previously held principal positions at Glaxo Inc, Bristol-Myers Squibb, and the Squibb Institute for Medical Research. He received his Ph.D. in Chemistry from Harvard University and was granted a B.S. in Chemistry, Magna Cum Laude, from Stevens Institute of Technology in New Jersey. Dr. Karanewsky is an inventor on more than 85 issued US patents and has authored over 70 scientific publications.

Antony E. Rogers, Senior Vice President and Chief Financial Officer, joined us in June 2001. Since joining Senomyx he has served in various roles of increasing responsibility and was appointed Vice President, Finance and Treasury in February 2006, Chief Financial Officer in September 2009 and he was promoted to his current position in January 2012. His previous experience includes various finance and accounting positions with Indiqu, Inc., Ancile Pharmaceuticals, Aurora Biosciences, and Sequana Therapeutics. Mr. Rogers received his B.S. in Accounting from San Diego State University.

Sharon Wicker has served as our Senior Vice President and Chief Commercial Development Officer since September 2009. From when Ms. Wicker joined Senomyx in April 2006 until September 2009 she served as our Senior Vice President of Commercial Development and Chief Strategy Officer.  From 2003 to 2006, Ms. Wicker held various strategic marketing positions, most recently as President, Flavor Business Unit, at A.M. Todd Company. Prior to 2003 Ms. Wicker held various general management positions with Heinz, ConAgra and General Mills. Ms. Wicker received her B.S. in Food Science and Nutrition from Colorado State University and her M.B.A. from Michigan State University.

Independence of the Board of Directors and its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board.  Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.  Consistent with these considerations, our Board has determined that all of our current directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Snyder, our Chief Executive Officer and Chairman.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards and free of any relationship that would impair his individual exercise of independent judgment with regard to Senomyx.

We have also established a lead independent director policy that provides that if the Chairman of the Board is the Chief Executive Officer or is not an independent director, the independent directors shall appoint a lead independent director who shall be responsible for reviewing and providing input on the agendas for meetings of the Board of Directors, chairing executive sessions in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors and serving as an independent point of contact for stockholders wishing to communicate to the Board of Directors other than through the Chairman of the Board.

Board Leadership Structure

Our Board of Directors is currently chaired by Mr. Snyder, who is also our Chief Executive Officer. As indicated above, the Board has also adopted a lead independent director policy and has appointed Dr. Short as the Board’s lead independent director.

Our Board believes that Mr. Snyder’s history as chief executive officer and his long tenure as a director make him well suited for the role of Chairman of the Board. In light of his day-to-day oversight of the company’s operations, Mr. Snyder possesses a detailed knowledge of our business and strategy and he is able to efficiently communicate and oversee the implementation of feedback from the Board to other members of the company’s management team. In addition, the Board believes that Mr. Snyder possesses the leadership skills and integrity that are appropriate for a Board Chairman, and he is able to effectively moderate the Board’s discussions and build a consensus among different points of view.

The Board appointed Dr. Short as the lead independent director to help reinforce the independence of the Board as a whole.  The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair. Dr. Short is well qualified for the role based on his past service as an independent director on many other public and private company boards of directors combined with his previous experience as Chief Executive Officer of a publicly traded biotechnology company.  As the lead independent director, Dr. Short is empowered to, among other duties and responsibilities, review and provide input on the agendas for meetings of the Board of Directors, chair executive sessions in the absence of the Chairman of the Board, serve as a liaison between the Chairman of the Board and the independent directors and serving as an independent point of contact for stockholders wishing to communicate to the Board of Directors other than through the Chairman of the Board. As reinforcement of the importance of an independent Board, and as described above, the independent directors on the Board also routinely meet outside the presence of the company’s management, including Mr. Snyder. For all of these reasons, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities.

Board’s Role in Risk Oversight

The Board receives regular reports from members of the company’s senior management on areas of material risk to Senomyx and the full Board is primarily responsible for risk oversight associated with the company. In particular, our Board monitors and considers risk associated with our business strategy, scientific and technical risk, risk associated with existing and potential future collaborative research, development and license agreements, regulatory risk, liquidity risk and other external risks inherent in our business.  The Board does not have a standing risk management committee, but has delegated some specific functions relating to risk oversight to each of its standing committees.

Under its charter, the Audit Committee has the responsibility to consider and review with management and the company’s independent registered public accountants the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In that regard, the Audit Committee oversees the engagement and performance of services by our independent registered public accountants, including routinely meeting with our independent registered public accountants outside the presence of management. The Audit Committee also periodically reviews the company’s investment policy and establishes appropriate complaint procedures whereby employees or others may report suspected questionable accounting or auditing matters, or violations of the company’s Code of Business Conduct and Ethics.

Under its charter, the Compensation Committee reviews and approves our compensation policies and programs and benefit plans affecting our officers, but also other Senomyx employees generally.  In the course of those reviews, the Compensation Committee evaluates the potential of those policies, programs and benefits to influence employees to encourage excessive risk-taking. The Compensation Committee also reviews and establishes appropriate insurance coverage for the company’s officers and directors.  We do not believe our compensation policies, programs and benefits are reasonably likely to have a material adverse effect on the company.

The Corporate Governance and Nominating Committee is involved in risk oversight associated with management succession by periodically reviewing and evaluating succession plans for our officers.  The Corporate Governance and Nominating Committee also oversees the annual self-assessment process for our Board of Directors and each of its standing committees, which is intended to evaluate the effectiveness of Board and committee operations and proactively identify areas of potential improvement for the effective operation and performance of the Board and its committees.

While each committee is responsible for evaluating and managing certain risks, all of our directors are kept informed of those activities through committee reports provided during regularly scheduled meetings of our Board of Directors.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has three standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Each standing committee operates pursuant to a written charter. Charters for each standing committee are available on our website at http://www.senomyx.com.

The table below shows the current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Christopher J. Twomey, Chair Stephen A. Block, Esq. Roger D. Billingsley, Ph.D.	Michael E. Herman, Chair Roger D. Billingsley, Ph.D. Mary Ann Gray, Ph.D. Jay M. Short, Ph.D.	Stephen A. Block, Esq., Chair Jay M. Short, Ph.D Christopher J. Twomey

From time to time the Board of Directors may also form special committees with responsibility for other matters as the need may arise. The following is a description of each standing committee and its functions.

Audit Committee

The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. The Audit Committee met four times during the fiscal year ended December 31, 2012. The functions of the Audit Committee include, among other things:

•                  reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•                  reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•                  reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•                  reviewing and approving or rejecting transactions between Senomyx and any related persons; and

•                  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Our Board of Directors has determined that Mr. Twomey qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and is independent within the meaning of the applicable NASDAQ listing standards.  The Board made a qualitative assessment of Mr. Twomey’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of, among other things:  our financial reporting and the integrity of our financial statements and related financial information; our internal control environment, systems and performance; the qualifications and independence of our independent registered public accounting firm; and the performance of our independent registered public accounting firm.

In carrying out these responsibilities, the Audit Committee, among other things: oversees the preparation of our annual and quarterly financial statements by management and reviews with management and our independent registered public accounting firm, prior to issuance, the information to be released and our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; retains our independent registered public accounting firm and oversees their work by reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the processes with respect to the certifications by our Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by Senomyx with the SEC.

The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. Our Board of Directors has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Our independent registered public accounting firm is responsible for annually performing an audit of financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting. In addition, our independent registered public accounting firm conducts quarterly reviews of our financial statements.

The Audit Committee reviews with our independent registered public accounting firm the scope of their services, the results of their audits and reviews, their evaluation of our internal controls, and the overall quality of our financial reporting. Our independent registered public accounting firm also periodically updates the Audit Committee about new accounting developments and their potential impact on our reporting.  The Audit Committee meets regularly with our independent registered public accounting firm without management present. The Audit Committee also meets regularly with management without our independent registered public accounting firm present, and discusses management’s evaluation of our independent registered public accounting firm’s performance.  The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.

With respect to 2012, the Audit Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has reviewed and discussed with management its process for preparing its report on its assessment of the internal control over financial reporting, and at regular intervals received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. The Audit Committee discussed and reviewed with our independent registered public accounting firm their audit of internal control over financial reporting and their attestation report on management’s assessment of the effectiveness of internal control over financial reporting, and the overall scope, plan and results of the independent registered public accounting firm’s examination of the financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent registered public accounting firm a formal written statement describing all relationships between our independent registered public accounting firm and us that might bear on their independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States), or PCAOB. The Audit Committee discussed with our independent registered public accounting firm any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.  The Audit Committee also discussed and reviewed with our independent registered public accounting firm all communications required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the PCAOB.

Based upon the Audit Committee’s discussion with management and our independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of our independent registered public accounting firm and the Board concurred in such authorization.

Audit Committee

Christopher J. Twomey, Chairman Roger D. Billingsley, Ph.D. Stephen A. Block, Esq.

Compensation Committee

The Compensation Committee met five times during the fiscal year ended December 31, 2012. The functions of the Compensation Committee include, among other things:

•                  determining the compensation and other terms of employment of our executive officers and reviewing corporate performance goals and objectives relevant to such compensation;

•                  recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

•                  evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs for our employees, as well as modification or termination of existing plans and programs;

•                  establishing policies with respect to equity compensation arrangements;

•                  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers; and

•                  reviewing with management our Compensation Discussion and Analysis and working with our management to prepare the relevant disclosures in proxy statements and other filings.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and human resources and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. For instance, the Compensation Committee routinely monitors legislative and regulatory developments that may impact the Company’s compensation programs, and where appropriate solicits input from the Company’s internal and external legal counsel with respect to actual and proposed changes in applicable laws and regulations. However, the Chief Executive Officer does not participate and is not present during deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee approved the engagement of Barney & Barney LLC, or Barney & Barney, as compensation consultants. The Compensation Committee requested that Barney & Barney evaluate compensation for our Board of Directors and executive team and make recommendations as necessary to achieve our compensation objectives.

As part of its engagement, Barney & Barney was requested by the Compensation Committee to identify a group of peer companies and to generate comparative compensation data from that peer group. At the request of the Compensation Committee, Barney & Barney, as necessary to perform their duties, also conducts individual interviews with members of senior management and human resources to learn more about Senomyx’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which Senomyx competes. Barney & Barney, with management’s assistance, ultimately developed recommendations that were presented to the Compensation Committee for its consideration.  Barney & Barney performs no other services for us.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee has formed a Non-Officer Stock Option Committee, or NOSOC, currently composed of Mr. Snyder, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to our employees who are not officers. From time to time the NOSOC may also be authorized to grant, without any further action required by the Compensation Committee, stock options to external advisors or consultants, such as members of our Scientific Advisory Board. The purpose of delegating authority to the NOSOC is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees, particularly new employees, and key external advisors and consultants within specified limits approved by the Compensation Committee.  The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee.  During the fiscal year ended December 31, 2012, the NOSOC exercised its authority to grant options to purchase an aggregate of 377,770 shares to non-officer employees.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Mr. Herman and Drs. Billingsley, Gray and Short.  No member of the Compensation Committee has ever been an officer or employee of Senomyx.  None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

The charter of the Corporate Governance and Nominating Committee grants the Corporate Governance and Nominating Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Corporate Governance and Nominating Committee considers necessary or appropriate in the performance of its duties. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2012. The functions of the Corporate Governance and Nominating Committee include, among other things:

•                  developing and maintaining a current list of the functional needs and qualifications of members of our Board of Directors;

•                  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•                  interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•                  evaluating nominations by stockholders of candidates for election to our Board;

•                  overseeing the self-assessment process for our Board and the applicable committees of the Board;

•                  developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;

•                  considering questions of possible conflicts of interest of directors as such questions arise; and

•                  recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.  The Corporate Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  However, the Corporate Governance and Nominating Committee retains the right to modify its approach to evaluating the qualifications of director nominees from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders.  In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Senomyx, to maintain a balance of knowledge, experience and capability.  We do not currently have a policy regarding the consideration of diversity in identifying nominees for director; however, the Corporate Governance and Nominating Committee believes that it is essential that the Board members represent diverse viewpoints that will contribute to productive and effective oversight of the company as a whole. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations.  In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors.  The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders.  The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders a written recommendation to the Corporate Governance and Nominating Committee at the following address: Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, California 92121.  Each submission must set forth: the full name of the proposed nominee; a description of the proposed nominee’s business experience for at least the previous five years; complete biographical information for the proposed nominee; a description of the proposed nominee’s qualifications as a director; and a representation that the nominating stockholder is a beneficial or record owner of our common stock.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  To date, the Corporate Governance and Nominating Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met eight times during the last fiscal year.  Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which our stockholders may communicate with our Board of Directors or individual directors.  Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to our Corporate Secretary at Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, California 92121.  Each communication must set forth: the name and address of the Senomyx stockholder on whose behalf the communication is sent; and the number of shares of our common stock that are owned beneficially by such stockholder as of the date of the communication.  All communications will be compiled by our Corporate Secretary and submitted to our Board of Directors, the appropriate committee thereof or an individual director, as applicable, on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.  The Code of Business Conduct and Ethics is available on our website at http://www.senomyx.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

ACCOUNTING AND AUDITING MATTERS OPEN DOOR POLICY

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting, Auditing and Other Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.senomyx.com.

PROPOSAL 2

APPROVAL OF SENOMYX, INC. 2013 EQUITY INCENTIVE PLAN

Our 2013 Equity Incentive Plan, or the 2013 Equity Plan, was adopted by our Board of Directors on March 28, 2013, subject to stockholder approval.  The 2013 Equity Plan is the successor to and continuation of our Amended and Restated 2004 Equity Incentive Plan, or the 2004 Plan.

The 2013 Equity Plan will allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

In addition, the 2013 Equity Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•                  Repricing is not allowed without stockholder approval. The 2013 Equity Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2013 Equity Plan without prior stockholder approval.

•                  Stockholder approval is required for additional shares. The 2013 Equity Plan does not contain an annual “evergreen” provision. The 2013 Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs. We are not requesting an increase to the number of shares of common stock available for issuance at this time.

•                  No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee of our Board carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

In 2012, our gross burn rate of 4.6% was consistent with the prior year. Our net burn rate in 2012 of 4.0% was lower than the prior year and our historical three-year average net burn rate is 3.6%.

The following table shows our responsible burn rate history.

Fiscal Year	2012	2011	2010
Gross Burn Rate (1)	4.6%	4.6%	3.7%
Net Burn Rate (2)	4.0%	4.3%	2.3%

(1)         Gross Burn Rate is (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

(2)         Net Burn Rate is (shares subject to options granted + shares subject to other equity incentive awards granted — shares subject to options and other equity incentives that expired, terminated or were forfeited)/weighted average common shares outstanding.

If this Proposal 2 is approved by our stockholders, the 2013 Equity Plan will become effective January 1, 2014, following which no additional stock awards will be granted under the 2004 Plan (although all outstanding stock awards granted under the 2004 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2004 Plan).

Approval of the 2013 Equity Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2013 Equity Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, or Section 162(m). Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million.  However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m). For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in a specified period, which in the case of the 2013 Equity Plan is a calendar year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2013 Equity Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2013 Equity Plan as described below.

In the event that our stockholders do not approve this Proposal 2, the 2013 Equity Plan will not become effective and the 2004 Plan will continue in its current form until its scheduled expiration on April 29, 2014, and after that date we would no longer have an effective plan under which we could continue to offer stock options or other equity incentives to our current employees, non-employee directors or consultants.  Because we believe that equity incentives provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders and are effective to recruit, motivate and retain the services of those individuals, if our stockholders do not approve this Proposal 2 the Compensation Committee and Board of Directors may consider the implementation of alternative means to achieve the desired alignment between the interests of our employees and our stockholders and to restore the full range of incentive and retention values of the 2004 Plan.

Description of the 2013 Equity Incentive Plan

The material features of the 2013 Equity Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2013 Equity Plan. Stockholders are urged to read the actual text of the 2013 Equity Plan in its entirety, which is appended as Appendix A to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov and which we made available online at http://www.proxy2013.senomyx.com.

Types of Awards

The terms of the 2013 Equity Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 2 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 Equity Plan, or the Share Reserve, will consist of the number of unallocated shares remaining available for the grant of new awards under the 2004 Plan as of the effective date of the 2013 Equity Plan and the shares subject to outstanding stock awards granted under the 2004 Plan that on or after the effective date of the 2013 Equity Plan (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the shares, if any, contemplated by (i), (ii), and/or (iii) above are referred to as Returning Shares).

If a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2013 Equity Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2013 Equity Plan. Any shares reacquired by us pursuant to our withholding obligations in connection with a stock award will become available for issuance under the 2013 Equity Plan.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award, or net exercised, will again become available for issuance under the 2013 Equity Plan.  Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the 2013 Equity Plan.

As of March 31, 2013, there were 5,480,824 shares available for grant under the 2004 Plan and stock options to purchase approximately 10,616,773 shares were outstanding under the 2004 Plan.  As of that date there were no other stock awards outstanding under the 2004 Plan. The weighted-average exercise price of all stock options outstanding as of March 31, 2013 was $6.21, and the weighted-average remaining term of such stock options was 6.1 years. As of March 31, 2013 a total of 40,628,328 shares of our common stock were outstanding.  As of March 31, 2013, no awards have been granted under the 2013 Equity Plan.

Eligibility

All of our approximately 112 employees and six non-employee directors as of March 31, 2013 are eligible to participate in the 2013 Equity Plan, as well as any consultants that we may engage from time to time. An eligible participant may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2013 Equity Plan only to our employees (including officers) and employees of any affiliates that we may establish in the future.

Section 162(m) Limits

Under the 2013 Equity Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $4,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Administration

The 2013 Equity Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2013 Equity Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2013 Equity Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee.  Each of the Board of Directors and the Compensation Committee are considered to be the “Plan Administrator” for purposes of this Proposal. Subject to the terms of the 2013 Equity Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2013 Equity Plan.

The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2013 Equity Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2013 Equity Plan pursuant to stock option agreements. The 2013 Equity Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2013 Equity Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the 2013 Equity Plan are generally cancelled three months after termination of the optionholder’s service, or twelve months after termination of service in the case of our non-employee directors, unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2013 Equity Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

Stock options granted under the 2013 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2013 Equity Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•                  the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•                  the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2013 Equity Plan is 25,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2013 Equity Plan pursuant to restricted stock award agreements.  A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator.  Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator.  Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.  Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2013 Equity Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Equity Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant.  The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2013 Equity Plan.

Performance Awards

The 2013 Equity Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2013 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2013 Equity Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue or components thereof; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.  In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2013 Equity Plan.  The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Clawback/Recovery

Stock awards granted under the 2013 Equity Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements.  In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2013 Equity Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2013 Equity Plan and described below), outstanding stock awards under the 2013 Equity Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) any such stock awards that are held by participants whose continuous service has not terminated immediately prior to the effective time of the transaction will become fully vested and exercisable, and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse, and (ii) all other stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction, provided that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised. If a stock award will terminate if not exercised on or prior to the effective date of the corporate transaction, the Plan Administrator has the discretion to provide that the holder of any stock award not exercised prior to the effective date will receive a payment in exchange for the stock award.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2013 Equity Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the 2013 Equity Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2013 Equity Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.

Non-Employee Directors’ Nonstatutory Stock Option Program.

The 2013 Equity Plan includes a non-employee directors’ nonstatutory stock option program, or the directors’ program.  The directors’ program provides for the automatic grant of nonstatutory stock options to our non-employee directors. In general, the directors’ program provides the following:

•                  The exercise price of the options granted under the directors’ program will be equal to 100% of the fair market value of the common stock on the date of grant;

•                  Each person who first becomes a non-employee director after the effective date of the 2013 Equity Plan will automatically receive an initial option grant to purchase 30,000 shares of our common stock upon his or her election or appointment (45,000 shares in the case the person is also appointed as our Chairman of the Board);

•                  If a current non-employee director becomes our Chairman of the Board for the first time after the effective date of the 2013 Equity Plan, that person will automatically receive a one-time option grant to purchase 15,000 shares of our common stock upon his or her appointment;

•                  Each person who is a non-employee director on the date of each annual meeting of our stockholders where he or she is re-elected to our Board of Directors will be automatically granted, on the date of such re-election, an option to purchase 15,000 shares of common stock (21,000 shares in the case of our Chairman of the Board). These grants are referred to as annual grants. The size of any annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced pro-rata for each full month prior to the date of grant for which such person did not serve as a non-employee director;

•                  Initial grants vest in equal monthly installments over a three-year period following the date of grant;

•                  Annual grants vest in equal monthly installments over a one-year period following the date of grant; and

•                  In the event of a change in our control, all outstanding options under the directors’ program will become vested in full and become fully exercisable.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the 2013 Equity Plan at any time. However, except as otherwise provided in the 2013 Equity Plan, no amendment or termination of the 2013 Equity Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2013 Equity Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2013 Equity Plan after the tenth anniversary of the earlier of the date the 2013 Equity Plan was adopted by the Board of Directors or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2013 Equity Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2013 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2013 Equity Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2013 Equity Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2013 Equity Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2013 Equity Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2013 Equity Plan.

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE SENOMYX, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Our Board of Directors approved the 2004 Employee Stock Purchase Plan, or 2004 ESPP, at its April 30, 2004, meeting, and stockholders approved the plan on June 7, 2004. The 2004 ESPP is intended to encourage employee participation in the ownership of the company by offering employees the opportunity to purchase our common stock through accumulated payroll deductions. We also believe that offering employees the opportunity to purchase our common stock through the 2004 ESPP is an effective and cost efficient method to recruit, motivate and retain the services of our employees.

As of March 31, 2013 there were 52,493 shares of our common stock available for future issuance under the terms of the 2004 ESPP, and we anticipate that all of these shares will be purchased at the next purchase date under the plan, in August 2013.

In order to continue to offer employees the opportunity to purchase our common stock under the terms of the 2004 ESPP, on March 28, 2013 our Board of Directors approved an amendment to the 2004 ESPP, or the Amended 2004 ESPP, subject to approval from stockholders at our 2013 Annual Meeting of Stockholders. The amendment to the 2004 ESPP increases the shares of our common stock authorized and available for future issuance under the plan by 3,000,000 shares as of our 2013 Annual Meeting of Stockholders. If this Proposal 3 is approved by our stockholders, the additional 3,000,000 shares that will be made available under the Amended 2004 ESPP upon approval of this Proposal 3 will be available for grants under the Amended 2004 ESPP beginning with the first offering period that commences following our 2013 Annual Meeting of Stockholders, but will not be used to satisfy subscriptions under current offerings under the 2004 ESPP. We anticipate that the additional 3,000,000 shares should be sufficient to satisfy subscriptions under future offerings for approximately five years.

If this Proposal 3 is approved by our stockholders, the Amended 2004 ESPP will become effective upon the date of the annual meeting. In the event that our stockholders do not approve this Proposal 3, the Amended 2004 ESPP will not become effective and the 2004 ESPP will continue in its current form until the next scheduled purchase date in August 2013 and thereafter the 2004 ESPP will terminate.

Because we believe that the 2004 ESPP aligns our employees’ interests with those of our stockholders, and is effective to motivate and retain the services of our employees and to recruit new employees, if our stockholders do not approve this Proposal 3 the Compensation Committee and Board of Directors may consider the implementation of alternative means to achieve the desired alignment between the interests of our employees and our stockholders and to restore the full range of incentive and retention values of the 2004 ESPP. Consequently, we believe that it is in the best interests of the company that the stockholders approve this Amended 2004 ESPP.

Participation in the Amended 2004 ESPP

Participation in the Amended 2004 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended 2004 ESPP are not determinable. Non-employee directors are not eligible to participate in the Amended 2004 ESPP.

Description of the Amended 2004 ESPP

The material features of the Amended 2004 ESPP are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2004 ESPP. Stockholders are urged to read the actual text of the Amended 2004 ESPP in its entirety, which is appended as Appendix B to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov and which we made available online at http://www.proxy2013.senomyx.com.

General.

The Amended 2004 ESPP provides a means by which employees may purchase our common stock through payroll deductions, and is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

Share Reserve.

Following approval of the Amended 2004 ESPP at our 2013 Annual Meeting of Stockholders, an aggregate of 3,052,493 shares of our common stock will be reserved for issuance under the Amended 2004 ESPP which will include 3,000,000 shares of our common stock reserved for future grants under the Amended 2004 ESPP beginning with the first offering period that commences following our 2013 Annual Meeting of Stockholders. These amounts are fixed so that stockholder approval is required to issue any additional shares.

Administration.

The Amended 2004 ESPP will be administered by our Board of Directors, who may in turn delegate authority to administer the Amended 2004 ESPP to a committee.

Offering.

The Amended 2004 ESPP is implemented by offerings of rights to eligible employees. Under the Amended 2004 ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering.

Unless otherwise determined by the Board of Directors or its authorized committee, common stock is purchased for accounts of employees participating in the Amended 2004 ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the date of commencement of participation in the offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase. Generally, all regular employees, including executive officers, who work more than 20 hours per week and are customarily employed by us for more than five months per calendar year may participate in the Amended 2004 ESPP and may authorize payroll deductions of up to 15% of their earnings for the purchase of common stock under the Amended 2004 ESPP.

Limitations.

Eligible employees may be granted rights only if the rights, together with any other rights granted under employee stock purchase plans, do not permit the employee’s rights to purchase our stock to accrue at a rate which exceeds $25,000 of the fair market value of the stock for each calendar year in which such rights are outstanding. In addition, no employee will be eligible for the grant of any rights under the Amended 2004 ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock.

Corporate Transactions.

In the event of certain corporate transactions, all outstanding purchase rights under the Amended 2004 ESPP may be assumed or substituted for by any surviving entity. If the surviving entity elects not to assume or substitute for such purchase rights, then the purchase rights will be exercised prior to the corporate transaction and the ongoing offerings and purchase rights will terminate immediately following such exercise.

Plan Amendments and Termination.

Our Board of Directors will have the authority to amend or terminate the Amended 2004 ESPP. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-United States jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the Amended 2004 ESPP in such a manner and to such a degree as required.  The Amended 2004 ESPP will terminate at the time that all of the shares of our common stock reserved for issuance under the Amended 2004 ESPP have been issued under the terms of the Amended 2004 ESPP, unless our Board of Directors terminates it earlier.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

PROPOSAL 4

APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

On March 28, 2013, our Board of Directors authorized the final terms of a stock option exchange program, or the Option Exchange, pursuant to which our employees, officers, directors and members of our Scientific Advisory Board would be given the opportunity to exchange eligible stock options for new stock options.  An eligible stock option generally includes any stock option granted under our 2004 Plan, which meets the following criteria on the date the Option Exchange commences, or the Commencement Date:

•                  The stock option has an exercise price greater than $5.85 per share;

•                  The stock option has an exercise price greater than 1.5 times the trading price of our common stock on the Commencement Date; and

•                  The stock option was granted at least two years prior to the Commencement Date.

As of March 31, 2013, there were 10,616,773 outstanding stock options under our 2004 Plan, of which approximately 98% are underwater (meaning the stock option exercise price exceeded the market price of our common stock on such date).  Outstanding stock options under the 2004 Plan have exercise prices ranging from $0.735 to up to $18.99 per share. As of March 31, 2013 the weighted average exercise price of all outstanding options under the 2004 Plan is $6.21 per share and we estimate that approximately 49% of our outstanding stock options would be eligible stock options for purposes of the Option Exchange.

The Board of Directors believes that the Option Exchange is in the best interests the Company and our stockholders, as new stock options received under the program will provide added incentive to motivate and retain our talented individuals.  In addition, it will provide the opportunity to reduce our “overhang” of outstanding stock options and allow us to make better use of the compensation costs that we have already incurred from our outstanding stock option awards.

Although our 2004 Plan permits us to conduct the Option Exchange without prior stockholder approval, our Board of Directors has decided it is in the best interests of the Company and our stockholders to seek such approval.

Rationale for Option Exchange

Historically, we have granted stock options to all of our full-time employees, both officers and non-officers alike, as well as to our non-employee directors and to certain external consultants that provide services to the Company as members of our Scientific Advisory Board. In general, we believe that stock options are an effective and cost efficient vehicle to recruit, motivate and retain the services of these individuals. Furthermore, stock options provide incentives to maximize stockholder value, to manage the Company from the viewpoint of our stockholders, and to reward performance that enhances stockholder value.

Our compensatory stock options cannot be sold; they are either voluntarily exercised when there is a positive spread between the exercise price and the market price of our common stock or they expire unexercised.  Generally, our stock options are granted with a ten-year term and must be exercised prior to the expiration of such term or they will expire.

Because underwater stock options are often perceived as having little or no potential value, we believe they are much less effective as performance and retention incentives than at-the-money stock options.  Furthermore, while underwater stock options remain outstanding, the options will continue to appear on our financial statements as securities that we may be obligated to issue in the future, representing potential dilution to stockholders’ interests for up to their full term.

Performance and Retention Incentives; Morale

We have designed the Option Exchange to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and better align the interests of optionholders with stockholder interests for long-term growth.

Because the vast majority of our outstanding stock options are underwater, we may face a future challenge in maintaining the highest level of motivation among our employees and officers. Under these circumstances, there is a possibility that our competitors will be able to offer equity incentives that are more attractive to our employees and officers than what those individuals currently hold from the company, which in some cases, make the terms of employment at a new employer more attractive than those currently offered by us.  In addition, because our non-employee directors and external consultants regularly evaluate their own time commitments and must decide how to spend their available time, we believe it is also important to properly incentivize and motivate those talented individuals to continue to provide services to us. The Option Exchange is designed to address these concerns as well as to maintain positive morale among our employees generally and maintain a culture where equity compensation is a key component of our overall compensation package.  The Option Exchange will also enable us to enhance long-term stockholder value by better aligning the interests of our employees, officers, non-employee directors and members of our Scientific Advisory Board with the interests of our stockholders.

None of the new stock options will be vested on the date of grant.  For optionholders electing to participate in the Option Exchange, the new stock options will be subject to a new vesting schedule where 75% of the new stock options the optionholder will receive will vest on the first anniversary of the new grant date, with the remaining 25% of the new stock options vesting on the second anniversary of the new grant date, in each case subject to the optionholder’s continuous service with us on the applicable vesting date.  The old stock options eligible to be exchanged are either already fully vested or in general are subject to a four-year vesting schedule, with 25% of the shares subject to the stock option vesting on the first anniversary of the grant date and the remaining 75% of the shares subject to the stock option vesting in substantially equal monthly installments over the remaining 36 months, subject to the optionholder’s continuous service with us on each applicable vesting date. Because options must have been granted at least two year prior to the commencement of the Option Exchange in order to be eligible for this program, the vesting schedule of any options that are subject to the Option Exchange will in effect be subject to an extended vesting schedule. We believe that implementing a new vesting schedule is appropriate because it provides a meaningful retention period for optionholders during the next two years, at a time when we are striving to achieve important research and development objectives, launch our direct sales strategy and accomplish other strategic objectives in a challenging business environment.

Reduce Overhang

The successful execution of the Option Exchange would also significantly reduce the total number of our outstanding stock options.  The Option Exchange will not be a one-for-one option exchange; instead, eligible participants will receive new stock options covering a lesser number of shares than are covered by the surrendered eligible stock options.  The number of shares covered by the surrendered eligible stock options will be based on the applicable exchange ratio.  As described further in the section Exchange Ratios below, eligible stock options will be replaced with new stock options covering a lesser number of shares determined using a series of exchange ratios that were developed using a Black-Scholes calculation that values the old grant relative to the value of the new grant, such that the new stock options will have a fair value, on an aggregate basis, approximately equal to the fair value of the eligible options that they replace.  These exchange ratios will be established shortly before the start of the Option Exchange and will vary depending on the date of grant, the original exercise price of the eligible option and the then-current fair value of the option (calculated using the Black-Scholes model).  In addition, we have determined that the exchange ratios for eligible stock options held by employees should be more favorable than the exchange ratios for eligible stock options held by our officers, directors and members of our Scientific Advisory Board. Therefore, as illustrated in the tables in the section Exchange Ratios below, an employee who holds an eligible stock option that was granted in 2004 to purchase 1,000 shares of common stock with an exercise price of $6.02 will be required to surrender fewer old options than would an executive officer, director or member of our Scientific Advisory Board who participates in the Option Exchange and also holds an option that was granted in 2004 to purchase 1,000 shares of common stock with an exercise price of $6.02.

Because a large number of the stock options eligible to be exchanged in the Option Exchange have been underwater for an extended period of time, a significant stock option “overhang” consisting of issued but unexercised outstanding options exists.  Our overhang measures the potential dilutive effect of outstanding equity awards as well as future awards available for grant and generally is defined as our stock options outstanding but not exercised, plus any other equity awards available to be granted under our 2004 Plan, divided by the total number of shares of our common stock outstanding plus the available equity award shares under the 2004 Plan.  Significant overhang may portend additional dilution to existing and potential stockholders, and may therefore have the effect of inhibiting additional investment in our common stock, which can have a negative impact on stock price and trading volume.  These underwater options do not serve the interests of our stockholders and do not provide the benefits intended by our equity compensation program.  By replacing the eligible stock options with a lesser number of options with a lower exercise price which will be subject to a new vesting schedule we believe that we can meaningfully reduce our overhang of issued options.

Impact on Compensation Expense

The Option Exchange will also permit us to recapture value from compensation costs that we are currently obligated to incur in future periods with respect to outstanding underwater stock options.  The Option Exchange is intended not to result in significant incremental expense above what we are currently obligated to incur.  Under applicable accounting rules, in future periods we will have to recognize expense associated with vesting underwater stock options, even if these stock options are never exercised because they remain underwater.  We believe we will realize increased value for the expense we are obligated to incur by replacing old stock options that have little or no retention or incentive value with new stock options that will provide both retention and incentive value while not creating significant incremental compensation expense.

Our Board of Directors believes the Option Exchange reflects an appropriate balance between the goals of our equity compensation program to attract, motivate and retain talented individuals and the desire to minimize our overhang and the dilution of our stockholders’ interests.

Alternatives to the Employee Option Exchange

In considering how best to continue to motivate, retain and reward our employees, officers, directors and consultants who have stock options that are underwater, our Compensation Committee also considered several alternatives, including the following:

Take no Action.   Taking no action would require us to conclude that our ability to retain and incentivize qualified individuals is not impacted by the fact that approximately 98% of outstanding stock options are underwater at March 31, 2013. In contrast, we believe that offering meaningful equity grants to our employees, officers, non-employee directors and consultants is a critical component of our compensation program and that these underwater options negatively affect the Company’s ability to maintain the full range of competitive compensation practices.

Increase Cash Compensation.   To replace the intended benefits of these outstanding stock options, we would need to substantially increase cash compensation. These increases would substantially increase our compensation expense and reduce both our cash position and cash flow from operations. In addition, increases in cash compensation would not reduce the shares of our common stock underlying outstanding stock options. While option holders would not be expected to exercise underwater options, the number of shares underlying those options that could be exercised are nonetheless often counted when analysts and investors examine the value of our common stock and, therefore, are often referred to as an “overhang” on our common stock. As described below, reducing our overhang is one of the objectives of the option exchange. In addition, an increase in cash compensation, even if significant, would significantly increase our expenses and may not provide sufficient, meaningful, long-term benefits to the Company.

Grant Additional Equity Awards.   We also considered granting individuals additional equity awards at current fair market value in lieu of implementing the Option Exchange. Consistent with our past practices, we intend to continue to make annual equity awards to eligible employees, officers, non-employee directors and consultants. However, additional grants beyond the standard annual awards would substantially increase our equity award overhang and potential dilution to our stockholders, and would increase our compensation expense accordingly.

After considering all available options in light of current market conditions and the Company’s expressed desire to provide meaningful long-term incentives to maximize stockholder value and manage the Company from the viewpoint of stockholders, it was determined that the Option Exchange is in the best interests of the Company and its stockholders.

Structure of the Option Exchange

The Board of Directors authorized the Option Exchange on March 28, 2013, subject to stockholder approval.  It is currently anticipated that the Option Exchange will commence no later than six months following stockholder approval of this Proposal No. 4 by our stockholders.  At the start of the Option Exchange, eligible optionholders holding eligible stock options will receive a written offer to exchange that will set forth the precise terms and timing of the Option Exchange.  The written offer will be governed by the tender offer rules of the SEC.  At or before the commencement of the Option Exchange, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO.  Eligible optionholders will be given at least 20 business days to elect to surrender their eligible stock options in exchange for new stock options.  Set forth below is a description of the key features of the Option Exchange.

Eligible Participants

The Option Exchange will be available to employees, officers, non-employee directors and members of our Scientific Advisory Board who, at the start of the Option Exchange, are employed by or providing services to us and hold outstanding eligible stock options at that time.  In addition to being employed by or providing services to us at the start of the Option Exchange, a participant in the Option Exchange must continue to be employed by or provide services to us on the date the surrendered options are cancelled and replacement stock options are granted in exchange for them.  Any employee, officer, director or member of our Scientific Advisory Board holding eligible stock options who elects to participate in the Option Exchange but whose service with us terminates for any reason before the date the new stock options are granted, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible options subject to their existing terms and will not receive new stock options in the Option Exchange.

Eligible Stock Options

As of March 31, 2013, there were stock options outstanding to purchase approximately 10,616,773 shares of our common stock under our 2004 Plan at a weighted average exercise price of $6.21 per share and with a weighted average remaining life of 6.1 years.  Of these outstanding stock options, employees, executive officers, directors and members of our Scientific Advisory Board eligible to participate in the Option Exchange held stock options to purchase approximately 5,165,488 shares of common stock (i) with exercise prices greater than $5.85 per share, and (ii) which were granted at least two years before the scheduled Commencement Date.  At the Commencement Date, only outstanding stock options that meet these criteria and that also have exercise prices that are greater than 1.5 times the trading price of our common stock on the scheduled Commencement Date will be eligible for the Option Exchange. Although the exchange ratios cannot be determined now, if we make certain assumptions regarding the fair market value of our common stock on the date the exchange ratios are set and if 100% of these eligible stock options are exchanged and replacement stock options are granted in accordance with the exchange ratios described under the section heading Exchange Ratios below, the number of shares of our common stock underlying outstanding stock options, after accounting for the new stock options granted under the Option Exchange, would be reduced by approximately 3,247,427 shares, representing approximately 8.0% of the number of shares of our common stock issued and outstanding as of March 31, 2013.  Thus, assuming that we have 100% participation in the Option Exchange, and based on the assumptions set forth in this Proposal No. 4, our issued option overhang would be reduced from approximately 26.1% to approximately 18.1% of the number of shares of our common stock issued and outstanding as of March 31, 2013.

Exchange Ratios

Exchange ratios will be designed to result in a fair value, for accounting purposes, of the new stock options that will be approximately equal, on an aggregate basis, to the fair value of the eligible stock options that are surrendered in the Option Exchange (based on valuation assumptions made when the Option Exchange commences).  These ratios will be determined by the Compensation Committee shortly before the start of the Option Exchange.  Generally, the exchange ratios will be established by grouping together eligible stock options with similar grant dates and exercise prices, with a less favorable exchange ratio for optionholders who are officers, directors or members of our Scientific Advisory Board.  Specifically, the exchange ratio for optionholders who are officers, directors or members of our Scientific Advisory Board is designed such that those individuals must exchange 10% more eligible stock options than our other optionholders.  The exchange ratios will be based on the fair value of the eligible stock options (calculated using the Black-Scholes model) within the relevant grouping.  Calculation of fair value takes into account many variables, such as the volatility of our stock, the expected term of a stock option, and interest rates. Although the exchange ratios cannot be determined now, we can provide an example of how the Option Exchange will work if we make certain assumptions.  For example, if, at the time we set the exchange ratios, the fair market value of our common stock is $2.25 per share, based on current valuation assumptions, the following exchange ratios would apply:

	Grant Date (2004 — 2005)
Exercise Price Range	Number of Outstanding Options	Exchange Ratio (Employees)	Exchange Ratio (Executives, Directors, SAB Members)
$5.85 — $6.99	505,859	33 : 1	36.3 : 1
$7.00 — $8.99	330,212	35 : 1	38.5 : 1
$9.00 - $13.99	85,993	24 : 1	26.4 : 1
≥ $14.00	36,300	39 : 1	42.9 : 1

	Grant Date (2006 — 2011)
Exercise Price Range	Number of Outstanding Options	Exchange Ratio (Employees)	Exchange Ratio (Executives, Directors, SAB Members)
$5.85 — $6.99	1,808,090	1.2 : 1	1.32 : 1
$7.00 — $8.99	688,240	2 : 1	2.2 : 1
$9.00 - $13.99	832,694	6 : 1	6.6 : 1
≥ $14.00	878,100	18 : 1	19.8 : 1

The total number of shares of common stock issuable upon exercise of new stock options that participants will receive with respect to a surrendered eligible stock option will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding to the nearest whole share.  For purposes of illustration, if the exchange ratios above were to apply, if an eligible employee holds an option to purchase 1,000 shares of our common stock that was granted on June 25, 2004, with an exercise price of $6.02 per share, he or she would be entitled to exchange that option for a replacement stock option to purchase 30 shares of our common stock, with such replacement stock option having an exercise price equal to the fair market value of our common stock at the time of the exchange (i.e., after applying the applicable 33 : 1 exchange ratio set forth in the table above).  An eligible officer, director or member of our Scientific Advisory Board who holds an option to purchase 1,000 shares of our common stock that was granted on June 25, 2004 with an exercise price of $6.02 per share would be entitled to exchange that option for a replacement stock option to purchase 28 shares of our common stock, with such replacement stock option having an exercise price equal to the fair market value of our common stock at the time of the exchange (i.e., after applying the applicable 36.3 : 1 exchange ratio set forth in the table above).

Establishment of New Vesting Schedules for New Options

New stock option awards will not be vested on the date of grant and will be subject to a new vesting schedule.  75% of the new stock options will vest on the first anniversary of the new grant date and the remaining 25% will vest on the second anniversary of the new grant date, in each case, subject to the optionholder’s continued service with us on the applicable vesting date.  Since all of the eligible stock options will be at least 50% vested on the Commencement Date, and the majority of the eligible stock options are already fully vested, the new vesting schedule (which requires the optionholder to provide continuous services with us for two additional years following the date of grant in order to be 100% vested in the new option) supports the long-term nature of stock options as an incentive vehicle, recognizes the prior services and contributions by eligible participants and also provides for additional years of retention.

Establishment of New Term for New Options

The new stock options will have a term that will expire on the later of the date which occurs (i) five years following the date the new options are granted and (ii) the original expiration date of the old stock option.  For example, if an old stock option was due to expire on September 1, 2014, the new stock option will expire on the fifth anniversary of the new grant date.

Intended Implementation of the Option Exchange Following Stockholder Approval

We expect that the Option Exchange will begin no later than six months following stockholder approval, if received.  As noted above, we are not required to seek stockholder approval for the Option Exchange under the terms of our 2004 Plan.  However, our Board of Directors has determined that it is in the best interests of our stockholders to seek approval of the proposed Option Exchange.  Our Board of Directors reserves the right to amend, postpone or, under certain circumstances, cancel the Option Exchange once it has commenced, but the Option Exchange will not be materially amended in a manner more beneficial to eligible participants without first seeking additional stockholder approval.

Option Exchange Process

While the terms of the Option Exchange are expected to conform to the material terms described above in this Proposal No. 4, we may find it necessary or appropriate to change the terms of the Option Exchange from those described below to take into account our administrative needs, accounting rules, company policy decisions or to comply with any comments we receive from the SEC.  We may decide not to implement the Option Exchange even if stockholder approval of the Option Exchange is obtained, or we may delay, amend or terminate the Option Exchange once it is in progress.  The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Upon initiation of the Option Exchange, eligible participants holding eligible stock option awards will receive a written tender offer document setting forth the precise terms of the Option Exchange and will need to voluntarily elect to participate.  All of our employees, officers, directors, and members of our Scientific Advisory Board who are employed by or providing services to us on the Commencement Date, are still employed by or providing services to us on the grant date, and hold eligible stock option awards may participate in the Option Exchange.  Eligible participants will be given at least 20 business days to elect to surrender eligible stock options in exchange for a lesser number of new stock options.  Upon completion of the Option Exchange, surrendered stock options will be cancelled (and will not be available for future grant) and new stock options will be granted promptly.

If you are both a stockholder and an employee, officer, director or member of our Scientific Advisory Board holding stock options that are potentially subject to the Option Exchange, note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange.  The written exchange offer documents described above will be provided if and when the Option Exchange is initiated; you can elect to participate after that time only.

The 2004 Plan will govern any terms or conditions of new options not specifically addressed by the Option Exchange described in this proxy statement.  Additionally, all of the new options will be non-statutory stock options (that is, they will not qualify for the tax-favored treatment of incentive stock options under Section 422 of the Internal Revenue Code).

Impact of Option Exchange on Overhang

Our intent was to establish exchange ratios that will result in the issuance of new stock options in the Option Exchange that the Compensation Committee believes is appropriate for eligible options grouped together based on stock options with similar grant dates and exercise prices, as well as whether the optionholder is an employee or an officer, director or member of our Scientific Advisory Board.  The following table illustrates the impact of the Option Exchange on the number of stock options issued, assuming that the fair market value of our common stock on the date we set the exchange ratios was $2.25 and that 100% of eligible participants exchange 100% of their eligible stock options in the Option Exchange. All stock options surrendered as part of the Option Exchange which are not granted as new options are described below under the column Potential Net Shares Recaptured. Any Net Shares Recaptured as a result of the Option Exchange will be retired and will not be available for future grant under the 2004 Plan.

IMPACT OF OPTION EXCHANGE ON NUMBER OF OPTIONS ISSUED

Price Range	Existing Options Surrendered	Weighted Average Exchange Ratio	New Options Granted	Potential Net Shares Recaptured
$5.85 - $6.99	2,313,949	1.6	1,408,672	905,277
$7.00 - $8.99	1,018,452	3.1	331,087	687,365
$9.00 - $13.99	918,687	6.9	132,229	786,458
≥ $14.00	914,400	19.8	46,073	868,327
Total	5,165,488	2.7	1,918,061	3,247,427

As described above under the section Exchange Ratios, the total number of shares of common stock issuable upon exercise of new stock options that a participant will receive with respect to a surrendered eligible option will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding to the nearest whole share. Using the assumptions set forth in the tables under the section Exchange Ratios above, eligible stock options exercisable in exchange for 5,165,488 shares of our common stock would be surrendered and cancelled, while stock options exercisable in exchange for 1,918,061 shares of our common stock would be issued, resulting in a net reduction in our overhang of issued options of 3,247,427 shares.

Interests of Our Directors and Executive Officers in the Option Exchange

Our directors and executive officers will be permitted to participate in the Option Exchange.  The following table shows the number of shares subject to eligible stock options held by our directors and named executive officers as of March 31, 2013 and the number of shares subject to new stock options that they may receive based on the assumptions set forth in the tables under the section Exchange Ratios above and assuming for purposes of illustration only that each director and named executive officer decides to exchange all of his or her eligible stock options.

Name	Title	Maximum Number of Shares Underlying Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Hypothetical Number of Shares Underlying New Options that May be Granted Based on Specified Assumptions
Kent Snyder	Chief Executive Officer and Chairman of the Board	1,437,706	$9.55	4.0	435,624

John Poyhonen	President and Chief Operating Officer	461,750	$9.12	4.7	180,427

David B. Berger	Senior Vice President, General Counsel and Corporate Secretary	212,500	$6.61	6.2	160,986

Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	236,900	$9.79	5.8	106,621

Antony E. Rogers	Senior Vice President and Chief Financial Officer	296,317	$10.50	4.9	113,919

Roger D. Billingsley, Ph.D.	Director	45,000	$5.95	5.8	34,091

Stephen A. Block, Esq.	Director	67,993	$11.23	3.7	16,034

Mary Ann Gray, Ph.D.	Director	8,750	$5.88	7.9	6,629

Michael E. Herman	Director	67,040	$11.33	3.8	15,998

Jay M. Short, Ph.D.	Director	58,060	$10.14	4.0	15,573

Christopher J. Twomey	Director	57,507	$12.42	4.4	14,915

Accounting Impact

The Option Exchange will be accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). Any unrecognized compensation expense from the surrendered stock options will be recognized over the vesting period of the new stock options. The Option Exchange is intended not to generate any significant incremental compensation expense. Any incremental expense would only be generated if the value of a new stock option was greater than the value of the corresponding surrendered stock option, as measured immediately prior to the exchange. Any incremental compensation expense would also be recognized over the vesting period of the new stock options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new stock options will have an exercise price equal to the fair market value of our common stock on the grant date.  We and participants in the Option Exchange should not recognize any income for U.S. federal income tax purposes upon the grant of the new stock options.  All new stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.  Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Recommendation

If the Option Exchange is not approved by stockholders, the Option Exchange will not take place. All eligible stock options would then remain outstanding and in effect in accordance with their existing terms. We would continue to recognize compensation expense for these eligible stock options, even though they may have little or no incentive value. In addition, we believe that it is necessary to better align our employees’ interests with those of our stockholders, as well as to restore the incentive and retentive values to our employees that were intended by the grants of these eligible stock options that are now underwater. Therefore, if the Option Exchange as described above is not approved, the Compensation Committee and Board of Directors may consider the implementation of alternative means to restore the full range of incentive and retention values that were intended by the grants of these eligible stock options that are now underwater. Consequently, we believe that it is in our best interests and that of our stockholders to approve the Option Exchange as proposed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and is seeking ratification of such selection by our stockholders at the annual meeting.  Ernst & Young LLP has audited our financial statements since 1998.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of one or more different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of Senomyx and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees paid by us to Ernst & Young LLP for the fiscal years ended December 31, 2012 and 2011.  All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2012	2011
Audit Fees (1)	$384,595	$408,220
Audit-related Fees	—	—
Tax Fees (2)	57,500	135,200
All Other Fees	—	—
Total Fees	$442,095	$543,420

(1)                                 Represents fees for services rendered for the audit and/or reviews of our financial statements for periods during the respective fiscal years.  Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)                                 Represents fees for services rendered during the fiscal year for preparation of federal, state and local income and franchise tax returns and related schedules and calculations, as well as general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for Services of Independent Auditor, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent registered public accounting firm are, or may be, pre-approved.  A copy of the Audit Committee Pre-Approval Policy for Services of Independent Auditor was attached as Appendix C to the proxy statement for our 2005 Annual Meeting of Stockholders.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 1, 2013 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock.  The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC.  Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 40,628,023 shares outstanding on March 1, 2013, adjusted as required by rules promulgated by the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 30, 2013, which is 60 days after March 1, 2013.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
T. Rowe Price Associates, Inc. (MD) (2)	4,535,094	11.2%
RA Capital Management, LLC (3)	3,965,635	9.8
Bank of America Corporation (4)	2,247,203	5.5
Kent Snyder (5)	2,292,223	5.4
John Poyhonen (6)	825,316	2.0
David B. Berger (7)	457,407	1.1
Antony E. Rogers (8)	451,919	1.1
Donald S. Karanewsky, Ph.D. (9)	451,143	1.1
Michael E. Herman (10)	178,640	*
Jay M. Short, Ph.D. (11)	144,538	*
Christopher J. Twomey (12)	126,307	*
Stephen A. Block, Esq. (13)	100,882	*
Roger D. Billingsley, Ph.D. (14)	100,050	*
Mary Ann Gray (15)	47,083	*
All directors and executive officers as a group (12 persons) (16)	5,780,820	12.6

*                                         Less than one percent.

(1)                                 Except as otherwise noted above, the address for each person or entity listed in the table is c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121.

(2)                                 The address for T. Rowe Price Associates, Inc. (MD) is 100 East Pratt Street, Baltimore, MD 21202. Reflects shareholder information as of December 31, 2012 based on Schedule 13G filed on February 7, 2013.  Based on Schedule 13G filed on April 10, 2013, as of March 31, 2013, T. Rowe Price Associates, Inc. was beneficial owner of 2,213,371 shares, or 5.4% of the shares outstanding on March 1, 2013.

(3)                                 The address for RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. Reflects shareholder information as of December 31, 2012 based on Schedule 13G filed on February 14, 2013.

(4)                                 The address for Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255. Reflects shareholder information as of December 31, 2012 based on Schedule 13G filed on February 14, 2013.

(5)                                 Includes 1,886,363 shares of common stock subject to options exercisable within 60 days of March 1, 2013.  Reflects 405,860 shares of common stock held by The Snyder Family Trust.

(6)                                 Includes 744,600 shares of common stock subject to options exercisable within 60 days of March 1, 2013. Reflects 80,716 shares of common stock held by The Poyhonen Family Trust.

(7)                                 Includes 428,084 shares of common stock subject to options exercisable within 60 days of March 1, 2013.

(8)                                 Includes 425,679 shares of common stock subject to options exercisable within 60 days of March 1, 2013.

(9)                                 Includes 451,143 shares of common stock subject to options exercisable within 60 days of March 1, 2013.

(10)                          Includes 135,840 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 2,500 shares of which are not vested as of April 30, 2013. Also includes 1,000 shares held by Mr. Herman’s wife. Reflects 41,800 shares of common stock held by a trust and limited partnerships.  Mr. Herman disclaims beneficial ownership of the shares held by the trust, the limited partnerships, and his wife, except to the extent of his pecuniary interest therein.

(11)                          Includes 126,860 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 2,500 shares of which are not vested as of April 30, 2013.

(12)                          Includes 126,307 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 2,500 shares of which are not vested as of April 30, 2013.

(13)                          Includes 99,882 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 2,500 shares of which are not vested as of April 30, 2013.

(14)                          Includes 100,050 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 2,500 shares of which are not vested as of April 30, 2013.

(15)                         Includes 47,083 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 6,667 shares of which are not vested as of April 30, 2013.

(16)                          Includes 5,131,218 shares of common stock subject to options exercisable within 60 days of March 1, 2013, 19,167 shares of which are not vested as of April 30, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2012 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2)(3) ($)	Total ($)
Roger D. Billingsley, Ph.D.	60,000	21,552	81,552
Stephen A. Block, Esq.	63,000	21,552	84,552
Mary Ann Gray, Ph.D.	49,000	21,552	70,552
Michael E. Herman	58,000	21,552	79,552
Jay M. Short, Ph.D.	73,000	21,552	94,552
Christopher J. Twomey	70,000	21,552	91,552

(1)          Amounts listed in this column represent the full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards granted during the fiscal year.  Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a director will likely vary based on a number of factors.

(2)          Each Board member was granted a stock option award on June 7, 2012 with a grant date fair value of $21,552.

(3)          The aggregate number of shares subject to option awards as of December 31, 2012 was 102,550, 102,382, 53,750, 138,340, 129,360 and 128,807 for Dr. Billingsley, Mr. Block, Dr. Gray, Mr. Herman, Dr. Short and Mr. Twomey, respectively.

Effective as of January 1, 2012 we provide each of our non-employee directors with cash compensation in the form of an annual retainer of $40,000, except in the case of an independent Chairman of the Board or lead independent director who receives an annual retainer of $60,000.  In addition, during 2012 we compensated our directors for their service on Board committees with the payment of the following additional annual retainers:

Committee	Committee Chairperson Retainer	Committee Member Retainer
Audit Committee	$22,000	$10,000
Compensation Committee	$14,000	$6,000
Nominating & Corporate Governance Committee	$10,000	$4,000

All annual retainers are paid in equal quarterly installments in advance. The cash compensation structure for our non-employee directors during 2013 will be the same as the cash compensation structure described above for 2012, except that the retainer payable to the Chairperson of the Compensation Committee and individual members of the Compensation Committee were increased to $15,000 and $7,000 per year, respectively.

As part of our current compensation structure for non-employee directors, we do not pay any additional per meeting attendance fees. However, we do reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board.  In addition to the cash compensation described above, Dr. Short also receives $5,000 per day for each meeting of our Scientific Advisory Board he attends as our Board of Directors’ liaison, not to exceed $60,000 for these liaison services in any 12-month period.

From time to time the Board of Directors may also form special committees with responsibility for matters as the need may arise and may implement additional compensation arrangements for a non-employee’s service on a special committee. Each of our non-employee directors also receives stock option grants under our non-employee directors’ nonstatutory stock option program, or the directors’ program, which is a part of and administered under our 2004 Plan. If our stockholders approve the adoption of our 2013 Equity Plan, in subsequent years our non-employee directors will receive stock option grants under a comparable non-employee directors’ program administered under our 2013 Equity Plan as more fully described in Proposal 3 above. Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive stock awards for their service on the Board of Directors.  Options granted to our non-employee directors or any affiliates of such directors are not intended to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the directors’ program are non-discretionary.  Each person who becomes a non-employee director automatically receives an initial option grant to purchase 30,000 shares of our common stock upon his or her election or appointment (45,000 shares in the case the person is also appointed as our Chairman of the Board).  If a current non-employee director becomes our Chairman of the Board, that person automatically receives a one-time option grant to purchase 15,000 shares of our common stock upon his or her appointment.  These grants are referred to as initial grants.

Each person who is a non-employee director on the date of each annual meeting of our stockholders where he or she is re-elected to our Board of Directors is automatically granted, on the date of such re-election, an option to purchase 15,000 shares of our common stock (21,000 shares in the case of our Chairman of the Board).  These grants are referred to as annual grants. The size of any annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting is reduced pro-rata for each full month prior to the date of grant for which such person did not serve as a non-employee director.

The exercise price of the options granted under the directors’ program is equal to 100% of the fair market value of the common stock on the date of grant.  Initial grants vest in equal monthly installments over a three-year period following the date of grant.  Annual grants vest in equal monthly installments over a one year period following the option grant date.  In the event of a change in our control, all outstanding options under the directors’ program become vested in full and fully exercisable.  In general, the term of stock options granted under the directors’ program may not exceed ten years.

Under both the 2004 Plan and the 2013 Equity Plan, unless the terms of an optionee’s stock option agreement provide for earlier or later termination, if an optionee’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionee’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionee may exercise any vested options up to twelve months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination. If an optionee’s relationship with us, or any affiliate of ours, ceases with cause, the option will terminate at the time the optionee’s relationship with us ceases. In no event may an option be exercised after its expiration date.

Acceptable consideration for the purchase of common stock issued under both the 2004 Plan and the 2013 Equity Plan, will be determined by our Board of Directors and may include cash, common stock previously owned by the optionee, the net exercise of the option, consideration received in a “cashless” broker-assisted sale and other legal consideration approved by our Board of Directors. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

In addition, under both the 2004 Plan and the 2013 Equity Plan, as proposed, the Board has the power to accelerate the time at which an option may first be exercised or the time during which an option will vest and the Board may amend the terms of any option, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing an option. Under both the 2004 Plan and the 2013 Equity Plan, as proposed, the Board also has the power to make additional stock awards to directors outside of the non-discretionary directors’ program. In February 2009, based upon the recommendation of our Compensation Committee, our Board of Directors approved a special stock option award covering 11,300 shares of common stock for each of our non-employee directors that was serving at that time. Because these additional stock option awards were intended to provide additional long-term retention incentive for the continuation of service of our non-employee directors, these stock option awards to non-employee directors vest monthly over a three year period, which ended in February 2012. These supplemental stock option awards were granted with an exercise price of $3.21 per share and otherwise carry the same terms and conditions applicable to stock awards under the directors’ program.

Under the directors’ program, during the fiscal year ended December 31, 2012, we made annual grants to purchase 15,000 shares at an exercise price of $2.37 per share to Dr. Billingsley, Mr. Block, Dr. Gray, Mr. Herman, Dr. Short and Mr. Twomey.

EXECUTIVE COMPENSATION

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee presently consists of the four independent directors listed below. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Michael E. Herman, Chairman Roger D. Billingsley, Ph.D. Mary Ann Gray, Ph.D. Jay M. Short, Ph.D.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for our chief executive officer, chief financial officer and the other three most highly-compensated executive officers during the 2012 fiscal year determined in accordance with applicable SEC regulations. We refer to these five individuals, which we have listed below, as our named executive officers.  Our named executive officers participate in the same compensation policies and practices as all of our officers with a title of Vice President or more senior title.  Our named executive officers are as follows and are referred to below as either our executive officers or named executive officers:

Name	Title
Kent Snyder	Chief Executive Officer and Chairman of the Board
John Poyhonen	President and Chief Operating Officer
David B. Berger	Senior Vice President, General Counsel and Corporate Secretary
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer
Antony E. Rogers	Senior Vice President and Chief Financial Officer

Executive Summary

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives. Additionally, all of our executive officers are entitled to other benefits, such as medical, dental, life and disability insurance and company matching contributions to employee 401(k) plans, all of which are generally available to our employees at large.

An important goal of our compensation program is to provide a compensation package that is competitive within our peer group and will also allow us to retain our current highly skilled and experienced executive officers, who we believe possess a unique understanding of our technology and business model. All of our current executive officers have been employed by us for more than five years and Messrs. Snyder, Poyhonen and Rogers have each been a member of our management for over ten years. We believe the stability of our senior leadership was an important factor in our achievement of key research and development, commercial and financial goals over the past year.

We believe stock options are important to attract and retain talented and entrepreneurial executives. However, because of the decline in the company’s stock price over the past year a significant portion of stock options granted to employees, including our named executive officers, prior to 2013 carry an exercise price that is meaningfully higher than the current market price of the company’s common stock.  Under the circumstances, we do not believe that a significant portion of the stock options currently held by our executive officers, and employees overall, are serving their intended purpose to motivate and retain the service of those individuals. For that reason, at the recommendation of the Compensation Committee the Board of Directors is requesting that stockholders approve a stock option exchange program as described in Proposal 4, above.

Our stock option awards for employees, including our executive officers, typically vest 25% at the end of the first year following the date of the award and 1/48th per month thereafter through a four year period and have a ten year term. We believe this vesting schedule promotes employee retention and we expect to continue to utilize this vesting schedule for new stock option awards to all employees during 2013 except as contemplated by the stock option exchange program described in Proposal 4, above.

We also believe it is equally important that our compensation program place significant emphasis on pay-for-performance, which we measure primarily based on the achievement of the company’s corporate goals; however, we also consider that the performance of the company’s stock price over time impacts the potential long-term value of equity based compensation.  We believe this philosophy encourages the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders. For that reason, our executive compensation can be highly variable, and is heavily influenced by our achievement of corporate goals.  For example, the cash bonus incentive plan for our executive officers contemplates that the cash bonus will be determined entirely on our achievement of specified corporate goals for the applicable year, with some subjective discretion for the Committee to vary the amount of the award based on other factors.  With respect to equity based compensation, the amount of an annual stock option award is primarily determined by the company’s overall performance against specified corporate goals during the prior year and may also be impacted by fluctuations in our stock price that will increase or decrease the Black-Scholes value of new stock option awards.   In addition, the executive officer’s individual performance during the prior year and his or her level of responsibility within the organization are also taken into consideration. Importantly, because we rely on stock options with time based vesting for the majority of equity based compensation, and not restricted stock, our executive officers will only benefit from these equity-based awards if the company’s stock price increases over an extended period following the date of the award and we believe this is also consistent with a pay-for-performance philosophy. Overall, we believe our cash and equity based compensation programs provide appropriate incentives for the achievement of both near-term and long-term business objectives. The cumulative impact of all of these considerations was that, after taking into consideration the value of equity based compensation awards, the total compensation for each of our named executive officers decreased in 2012 compared to the prior year.

We also believe it is appropriate for a company at our stage of development to offer our named executive officers certain protections in the event of a change-in-control event. For that reason, we have change-in-control agreements with each of our named executive officers. However, these agreements only provide for benefits if the individual’s employment with the company is actually or effectively terminated following a change-in-control transaction. Our agreements do not include any benefits solely as a result of a change-in-control.

We believe our executive compensation program is relatively simple in design and serves the company well. We do not provide tax reimbursements or supplemental retirement benefits to the named executive officers, nor do we provide other perquisites to our named executive officers that are not available to employees generally.

Because a meaningful portion of the compensation program for the named executive officers is tied to the company’s achievement of its corporate goals, which are then used to establish more specific individual goals at different levels of management within the organization, we believe our compensation arrangements also had the effect of motivating all of the company’s employees to achieve key corporate goals during the past several years.

Advisory Vote on Executive Compensation

At our 2011 Annual Meeting of Stockholders, we held our first stockholder advisory vote on the compensation of our named executive officers and it received the support of 95% of the total votes cast. At that same meeting, we also held our first advisory vote on the frequency of future advisory votes on executive compensation, and our stockholders supported our recommendation to hold future advisory votes every three years. Accordingly, we expect to hold our next advisory vote on the compensation of our named executive officers and the frequency of future advisory votes regarding the compensation of our named executive officers as part of our 2014 annual meeting of stockholders.

Regarding the results of the stockholder advisory vote on the 2010 executive compensation program for our named executive officers, the Compensation Committee has continued to consider the results of the vote in 2011 and, in part because our compensation program is comprised of similar components and metrics as previously presented to stockholders, concluded that the executive compensation program continues to provide a competitive pay-for-performance package that effectively motivates our executive officers and encourages long-term retention. Accordingly, the Compensation Committee made no significant changes to our executive compensation programs during the year except that beginning in 2013 the Compensation Committee has initiated a process of evaluating the target compensation levels for our executive officers so that they are more closely aligned with the 50th percentile within our peer group. We discuss this change in our approach to target compensation in further detail below under the heading “Use of Peer Group Data.” In addition, as described in detail in Proposal 4 above, the Compensation Committee has also recommended the implementation of a stock option exchange program to partially address the negative impact of the overhang associated with a significant number of outstanding stock options with exercise prices that are meaningfully higher than the current market price of the company’s common stock.  The Compensation Committee will continue to consider stockholder views about our core compensation principles and objectives when determining executive compensation.

The Role of Our Compensation Committee

The Compensation Committee of our Board of Directors is comprised of independent directors within the meaning of the applicable SEC and Nasdaq Stock Market rules.  The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and its Committees — Compensation Committee” and the Compensation Committee charter, which is available on our website at www.senomyx.com.  A primary responsibility of the Compensation Committee is to determine compensation for our executive officers, including the determination and confirmation of annual corporate and individual goal achievement.

Use of Peer Group Data

During 2012, the Compensation Committee utilized the compensation consulting services of Barney & Barney LLC, or Barney & Barney. Barney & Barney provided the services under work orders that are signed by the company’s management under the terms of a preexisting consulting agreement; however, specific assignments were approved by Mr. Herman in his role as Chairman of the Compensation Committee. Barney & Barney does not provide us with any other services.

The Compensation Committee has considered whether the work of Barney & Barney as a compensation consultant has raised any conflict of interest, taking into account the following factors: (i) the amount of fees from us paid to Barney & Barney as a percentage of the firm’s total revenue; (ii) the provision of other services to us by Barney & Barney; (iii) Barney & Barney’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; (v) any business or personal relationship of Barney & Barney or the individual compensation advisors employed by the firm with any of our executive officers; and (vi) any of our stock owned by the individual compensation advisors employed by the firm. Based on the above factors, the Compensation Committee has concluded that the work of Barney & Barney and the individual compensation advisors employed by Barney & Barney as compensation consultants to us has not created any conflict of interest.  Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers consistent with applicable NASDAQ listing standards.

Barney & Barney was involved with the process of selecting an appropriate peer group for us and in collecting and analyzing compensation data of the companies within our peer group and, if the data from our peer group is insufficient for a specific individual, from other market surveys. Our Compensation Committee determined our peer group in May of 2011 based on factors that were relevant at the time of the determination.  This peer data was then used by the Compensation Committee in late 2011 and early 2012 as a tool to determine appropriate compensation levels for our executive officers for the 2012 calendar year.  For the purpose of determining compensation levels of our executive officers for the 2012 calendar year, our peer group was comprised of 24 companies in the biotechnology industry that were selected primarily based on their similarities to Senomyx, as of the time that the survey was performed, with respect to revenue, market capitalization, nature of operations, number of employees and location.  For instance, in May 2011, on the date of our 2011 Annual Meeting of Stockholders, our market capitalization was approximately $233 million. In addition, during the immediately preceding fiscal year we had approximately $28.7 million in revenue and we ended 2010 with approximately 113 full-time employees. Therefore, our peer group was mostly comprised of companies with revenue of less than $50 million for the most recently completed fiscal year, market capitalization of between $100 million and $500 million, and between 50 and 300 employees. Most of the exceptions were companies that were included in our peer group during the preceding year and that the Compensation Committee still believed were appropriate although they did not necessarily meet all of the parameters as of the date of the survey. With respect to company location and type of business, 16 of the 24 companies in that peer group were located in California and all of the companies were primarily life science or biotechnology companies.

The specific list of companies that the Compensation Committee considered as our peers for purposes of determining compensation levels of our executive officers for the 2012 calendar year was as follows:

Ardea Biosciences, Inc.	Idenix Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
Arena Pharmaceutical, Inc.	Immunogen, Inc.	Rigel Pharmaceuticals, Inc.
ArQule, Inc.	Infinity Pharmaceuticals, Inc.	Sangamo Biosciences, Inc.
Array Biopharma, Inc.	Ligand Pharmaceuticals, Inc.	Santarus, Inc.
Cytori Therapeutics, Inc.	Maxygen, Inc.	Supergen Inc.
Dyax Corp.	Neurocrine Biosciences, Inc.	Synta Pharmaceuticals Corp.
Dynavax Technologies Corporation	Optimer Pharmaceuticals, Inc.	Vical, Inc.
Geron Corp.	Peregrine Pharmaceuticals, Inc.	Xenoport, Inc.

For purposes of determining compensation levels of our executive officers for the current 2013 calendar year, during June 2012 the Compensation Committee undertook a similar process and also utilized the services of Barney & Barney to select an appropriate peer group for the company and to collect and analyze compensation data of the companies within our peer group.

In late 2011 and early 2012 Barney & Barney developed recommendations for Board of Director compensation for the 2012 calendar year primarily utilizing data from our peer group. During those same periods, Barney & Barney also developed recommendations for executive compensation utilizing data from the peer group and, if the data from our peer group was insufficient for a specific individual, from other market surveys. Our compensation programs were benchmarked against the programs of our peer group.   For purposes of determining the compensation of our executive officers during 2012, we targeted total cash compensation, which is comprised of base salary and the annual performance-based bonus, at the 75th percentile within our peer group.

For purposes of determining the compensation of our executive officers for the 2013 calendar year, in September 2012 the Compensation Committee revised the company’s compensation philosophy.  Beginning in 2013, the total compensation, and each of its components (i.e., base salary, annual performance-based bonus and stock option awards), of our executive officers as well as our non-employee directors will target the 50th percentile of total compensation for similarly situated persons at the companies within the company’s peer group. However, the Compensation Committee will also retain the flexibility to set the actual compensation above or below target levels based on individual performance, the experience and skill set of the individual, and the person’s period of service to the company. The Compensation Committee further agreed to implement the change in compensation philosophy over a period of up to three years beginning in 2013 and to use this period to incrementally evaluate all components of executive and non-employee director compensation in order to be competitive with the new target levels of compensation.

We believe that a move toward the 50th percentile of market is appropriate in light of the compensation practices of the other companies in our peer group. Considering these practices, the level of biotechnology and food industry experience of our management team and the importance we place on retaining our executive officers who possess a unique understanding of our technology and business model, we believe the approach we have taken whereby we will evaluate components of compensation annually and over a period of several years move target compensation so that it is competitive with the 50th percentile will maintain an appropriate balance of our overall goals.

To aid the Compensation Committee in performing its duties, our chief executive officer provides recommendations concerning the compensation of the executive officers, excluding himself.  Additionally, our chief executive officer, with the assistance of the entire management team, provides the Compensation Committee with the management team’s analysis of annual corporate goal achievement. The Compensation Committee excludes the chief executive officer during the specific portions of any meeting when the committee discusses the chief executive officer’s annual performance or considers and determines his base salary, annual performance based bonus or new equity awards.

Components of Executive Compensation Program

The Company’s executive compensation program for the named executive officers includes:

•                  Base salaries;

•                  Annual performance based cash bonus awards;

•                  Long-term equity awards in the form of stock options and through participation in the Company’s employee stock purchase plan; and

•                  Other benefits, including severance and change-in-control benefits.

Base Salary

The initial base salary for each named executive officer was established at the time of hire taking into account the individual’s qualifications, experience, prior salary, competitive salary information and internal equity.  Each named executive officer’s salary is reviewed annually by the Compensation Committee.  2012 and 2013 base salaries were determined by the Compensation Committee based on an assessment of the individual’s performance against job responsibilities, overall company performance and competitive salary information. In assessing competitive salary information, the Compensation Committee reviews and considers peer group information and market survey data provided by Barney & Barney as described above, and then considers adjustments to more closely align each executive’s base salary with the target compensation level within the peer group.  The Compensation Committee benchmarked the base salaries of our named executive officers for 2012 at the 75th percentile within the peer group.  However, the actual base salaries of our named executive officers for 2012 were positioned between the 50th and the 75th percentiles.

The Compensation Committee also considers a subjective assessment of the level and scope of responsibilities of the individual compared to persons performing similar roles at companies within the peer group. Also, when considering annual base salary increases, the Compensation Committee considers the Company’s targets for total cash compensation as described above.  Furthermore, on an individual-by-individual basis, the Compensation Committee also considers the corresponding average percentage base salary increase approved for non-executive level employees of the Company with a similar individual job performance rating as compared to the individual executive. Finally, the Compensation Committee also considers the internal equity impact of any potential adjustment to an executive officer’s base salary. While all of these factors are taken into consideration, the actual adjustment to any individual’s base salary is ultimately at the discretion of the Compensation Committee and significantly dependent on the individual’s performance against job responsibilities and the Company’s performance overall.

In January 2012, the Compensation Committee approved a 3.6% annual base salary increase for our chief executive officer from $513,900 to $532,400, effective January 1, 2012.  Also in January 2012, Mr. Poyhonen and Dr. Karanewsky each received an increase of his respective base salary of 3.6% effective January 1, 2012. Messrs. Berger and Rogers received increases of their annual base salary of 6.2% and 8.3%, respectively, in recognition of their individual performance in 2011 and their respective promotions to the position of Senior Vice President.  Base salary information for our named executive officers is detailed in the Summary Compensation Table.

In February 2013, the Compensation Committee approved a 3.6% annual base salary increase for our chief executive officer from $532,400 to $551,570, effective January 1, 2013.  Also in February 2013, Messrs. Berger, Poyhonen and Rogers, and Dr. Karanewsky each received an increase in his respective base salary of 3.6% effective January 1, 2013.

Annual Performance-Based Bonus

The Company’s performance based cash bonus awards are designed to reward employees for achieving difficult research and development, commercial and financial goals. These goals are key to the success of our business and are intended to drive the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders.

2012 Bonus Plan. In January 2012, our Compensation Committee approved our 2012 Executive Bonus Plan, or 2012 Bonus Plan, under which our executive officers are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2012 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2012 base salary, based on the person’s role and title in the company.

Under the 2012 Bonus Plan, the range of bonus opportunity as a percentage of 2012 base salary for each of our named executive officers was as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
David B. Berger	Senior Vice President, General Counsel and Corporate Secretary	20%	40%	60%
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2012 Bonus Plan, the payout for all of our executive officers is calculated entirely based on our achievement of corporate goals during 2012 and a minimum goal achievement of greater than or equal to 50% is required for an executive officer to earn any performance-based cash bonus.  The threshold bonus is earned if a goal achievement of

50% is obtained.  The target bonus is earned if a goal achievement of 75% is obtained.  The maximum bonus is earned if a goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2012 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts.  The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2012 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Our corporate goals are collectively designed to be stretch goals intended to be very challenging but attainable (i.e., viewed by Senomyx as 100% goal achievement being attainable only rarely and substantially less than 50% of the time).  100% goal achievement would represent an extremely high level of success in our discovery and development programs coupled with achievement in our numerous financial and commercial goals.  More specifically, 100% goal achievement could be accomplished either by achievement of each individual goal, or by a combination of over-achievement of some goals and under-achievement of others.  For 2012, our corporate goals were a combination of discovery and development goals, which represented 50% of our corporate goals, and commercialization and financial goals, which represented the other 50% of our corporate goals.

The details of our 2012 corporate goals are as follows:

Discovery and Development Goals	Goal Weighting
Continue development of S9632 with the goal of FEMA GRAS approval in Q4 of 2012	7.5%
Continue with development of enhancer(s) of High Fructose Corn Syrup (HFCS) in support of potential future regulatory submission	12.5%
Complete 2012 research plan for natural sweet enhancers and natural high potency sweeteners	10.0%
Advance receptor discovery program(s) consistent with internal business objectives	2.5%
Complete 2012 salt enhancer research plan	12.5%
Continue with development of a cool flavor in support of potential future regulatory submission	5.0%
Subtotal	50.0%

Commercialization and Financial Goals
Generate recognized revenue from commercial activity in line with internal business objectives	17.5%
Generate recognized revenue from development activity (e.g., R&D funding, milestone payments, new collaboration revenue) in line with internal business objectives	17.5%
Achieve FY2012 net loss within guidance range provided to investment community in Q1 2012	2.5%
Achieve 2012 year end cash and investment balance within guidance range provided to investment community in Q1 2012 to support long term business objectives	12.5%
Subtotal	50.0%

With respect to the goal related to generating recognized revenues from commercial activity, under the 2012 corporate goals there would be no partial goal achievement unless the company generated commercial revenues of at least 70% of the stated goal, which would represent 70% achievement of that individual goal. Any performance above that level would be considered an equivalent level of goal achievement for that specific goal, subject to the subjective assessment of the Board.

With respect to the goal related to generating recognized revenue from development activity, there would be no partial goal achievement unless the company generated development revenues of at least 90% of the stated goal, which would represent 90% achievement of that specific goal. Any performance above that level would be considered in an equivalent level of goal achievement for that specific goal, subject to the subjective assessment of the Board.

The other corporate goals did not contain specific minimum thresholds in order to measure credit for partial goal achievement, and goal achievement was evaluated by the Compensation Committee based on committee’s subjective assessment of the Company’s progress towards the achievement of a specific goal. In March 2013, the Compensation Committee determined that the Company’s overall goal achievement was 82.0%.

In March 2013, the Compensation Committee approved the 2012 performance-based bonus payout for each named executive officer based on the Board’s determination of overall corporate goal achievement. As described above, a minimum goal achievement of greater than or equal to 50% was required for an executive officer to earn any performance-based cash bonus.  The threshold bonus is earned if a weighted average goal achievement of 50% is obtained.  The target bonus is earned if the weighted average goal achievement of 75% is obtained.  The maximum bonus is earned if a weighted average goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum.

Bonuses for 2012 performance were paid in cash in March 2013.  The Summary Compensation Table provides the detailed cash bonus information for each of our named executive officers.

2013 Bonus Plan. Also in March 2013, the Compensation Committee of our Board of Directors approved our 2013 Executive Bonus Plan, or 2013 Bonus Plan.  Under the 2013 Bonus Plan, all of our executive officers are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals, which are intended to support our achievement of both near-term and long-term objectives. Under the 2013 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2013 base salary, based on the person’s role and title in the company.

Under the 2013 Bonus Plan, the range of bonus opportunity as a percentage of 2013 base salary for each of our named executive officers is as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
David B. Berger	Senior Vice President, General Counsel and Corporate Secretary	20%	40%	60%
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2013 Bonus Plan, the payout for all of our executive officers is calculated entirely based on our achievement of corporate goals during 2013 and a minimum corporate goal achievement of greater than or equal to 50% is required for an executive officer to earn any performance-based cash bonus.  The threshold bonus is earned if a corporate goal achievement of 50% is obtained.  The target bonus is earned if a corporate goal achievement of 75% is obtained.  The maximum bonus is earned if a corporate goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2013 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts.  The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2013 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

For 2013, our corporate goals are a combination of commercialization and financial goals, which represent 57.5% of our corporate goals, and discovery and development goals, which represent the remaining 42.5% of our corporate goals. We believe this weighting is appropriate considering the increasing emphasis on commercialization and the continuing importance of our discovery and development activities.

Under the 2013 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as Stock Awards under our 2004 Plan, as amended from time to time, or any similar equity incentive plan that we subsequently adopt — such as the 2013 Equity Plan described in Proposal 2 above. In the event that the Compensation Committee elects to pay a bonus under the 2013 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of bonus payable under the terms of the 2013 Bonus Plan.

Long-Term Equity-Based Incentives

Stock Option Awards

Historically, our long-term equity-based incentives are primarily in the form of annual stock option awards under the 2004 Plan and, if the 2013 Equity Plan described in Proposal 2 above is approved at our 2013 Annual Meeting of Stockholders, following the effective date of the 2013 Equity Plan under the 2013 Equity Plan.  An important objective of the stock option awards is to further enhance our employees’ long-term incentive to increase stockholder value, including our stock price.  We believe that stock option-based compensation achieves this objective by directly linking the economic benefit to recipients of stock option awards with our stock’s performance.  We also believe that stock option-based compensation encourages employee retention because the awards are designed to vest over time and have a 10 year term.

We do not time the granting of stock options with any favorable or unfavorable news released by the Company. Stock options granted to our named executive officers are approved by the Compensation Committee and, since December 2006, are granted effective as of the 15th day of the month following the date of approval (or the next business day if the 15th is not a business day); although the Compensation Committee retains the discretion to grant stock options as of any date.  Prior to December 2006, stock options were generally granted effective as of the date of approval.  Stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code, and commence vesting upon the effective date of grant. Generally, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances.  As noted above, the stock options expire ten years from the effective date of grant.  The exercise price per share of each stock option granted to our named executive officers is equal to the fair market value of our common stock on the effective date of grant, which is deemed to be equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market on the last market trading day prior to the effective date of grant.

In general, each executive officer receives stock option grants in connection with his or her hire or promotion, and annually in the first quarter of each year.  The size of each annual grant is typically based on an analysis of the following key factors for each executive officer:

•                  the emphasis placed on equity in the mix of total compensation;

•                  corporate and individual performance against goals;

•                  our stated compensation philosophy;

•                  the scope, responsibility and business impact of the executive officer’s position; and

•                  benchmarking against our peer group and market survey data, including an analysis of option plan utilization percentages.

In January 2012, the Compensation Committee approved annual stock option grants to our named executive officers tied to 2011 performance.  The size of these annual stock option grants was based on the analysis described above. Stock option grants made during 2012 to named executive officers are reflected in the Grants of Plan-Based Awards Table and outstanding stock option awards to named executive officers as of December 31, 2012 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table.

Employee Stock Purchase Plan

During 2004, we adopted the 2004 ESPP.  The 2004 ESPP allows all eligible employees to purchase shares of our common stock at the lower of: (i) 85% of the fair market value on the first day of a two-year offering period; or (ii) 85% of the fair market value on the last date of each six-month purchase period within the two-year offering period, with the objective of allowing employees to profit when the value of our common stock increases over time. During 2012 our named executive officers purchased an aggregate of 6,895 shares of our common stock at a weighted average price of $2.00 per share under the terms of the 2004 ESPP.

Severance and Change in Control Payments

We believe the interests of stockholders will be best served if the interests of our executive officers are aligned with them.  By offering change in control benefits we believe we will eliminate the reluctance of executive officers to pursue potential change in control transactions that may be in the best interests of stockholders.  We also believe severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.  As such, we have entered into employment agreements containing severance benefits and change in control agreements with each of our named executive officers, the terms of which are described under the headings “Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control.”

Sabbatical Leave Benefit

Under a legacy arrangement, all employees who commenced employment with us on or before February 12, 2004 are eligible for four weeks of paid sabbatical after four years of employment with Senomyx.  Employees who joined

Senomyx after February 12, 2004 are not eligible for this benefit. Messrs. Snyder, Poyhonen and Rogers are eligible for this program, but to date have not taken any paid sabbatical leave. Mr. Berger and Dr. Karanewsky are not eligible for this benefit. If an eligible employee should leave Senomyx without using all or part of his or her sabbatical, the employee will be paid out their remaining sabbatical at the time of separation from the company.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our executive officers.  We also maintain a 401(k) matching program available to all employees, including executive officers.  Under the terms of the 401(k) matching program, we will match 50% of employee participant contributions up to 3% of salary, resulting in a maximum match of not more than 1.5% of the employee participants’ salary (subject to IRS and plan limitations).  Contribution matches under the 401(k) matching program are subject to a four-year vesting schedule measured from the date of an individual’s commencement of employment with us. Therefore, the 401(k) matching contributions for all of our named executive officers are now fully vested. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, which are comparable to those provided at similar companies.

Accounting and Tax Considerations

Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. As the cash compensation paid by us to our named executive officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the 2004 Plan to our named executive officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Senomyx with respect to the compensation of its executive officers. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2012, 2011 and 2010 to our named executive officers.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Bonus (2) (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (5) ($)	Total ($)
Kent Snyder Chief Executive Officer and Chairman of the Board of Directors	2012	531,688	—	729,561	364,162	3,750	1,629,161
	2011	513,211	—	1,541,925	347,191	3,675	2,406,002
	2010	495,446	81,840	341,884	364,560	3,675	1,287,405

John Poyhonen President and Chief Operating Officer	2012	387,671	—	462,398	199,141	3,750	1,052,960
	2011	374,196	—	740,124	189,860	3,675	1,307,855
	2010	361,198	44,748	232,188	199,332	3,675	841,141

David B. Berger Senior Vice President, General Counsel and Corporate Secretary	2012	344,231	—	308,265	157,320	3,750	813,566
	2011	324,231	—	462,578	146,380	3,675	936,863

Donald S. Karanewsky, Ph.D. Senior Vice President and Chief Scientific Officer	2012	359,119	—	246,612	163,978	3,750	773,459
	2011	346,635	—	462,578	156,334	3,675	969,221
	2010	331,325	36,508	190,845	162,630	3,675	724,983

Antony E. Rogers Senior Vice President and Chief Financial Officer	2012	324,038	—	308,265	148,200	3,750	784,253
	2011	299,158	—	462,578	135,120	3,675	900,530
	2010	277,820	30,591	147,458	136,269	3,675	595,812

(1)                                 In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)                                 These amounts represent bonuses earned during the applicable fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(3)                                In January 2011 the Compensation Committee determined to award each executive officer an additional cash bonus award in recognition of the Company’s overachievement of all of the stated financial goals and the completion of the Company’s new collaboration agreement with PepsiCo in August 2010. The incremental discretionary cash bonus brought the total cash bonus payout to each executive officer equal to the maximum amount payable under the 2010 Bonus Plan for the individual.

(4)                                 These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(5)                                 These amounts represent the cash value of company matches to employee contributions to the 401(k) Plan.

Employment and Change in Control Agreements

We entered into an employment letter agreement with Mr. Snyder dated June 2, 2003. The employment letter agreement provides that Mr. Snyder’s employment is terminable at will upon 30 days’ notice. However, if we terminate Mr. Snyder’s employment for any reason other than cause, he will be entitled to one year’s salary from the date of termination. In December 2008 we amended Mr. Snyder’s employment letter agreement for purposes of compliance with regulations under Section 409A of the Internal Revenue Code.

On October 10, 2006, we entered into change in control agreements with Dr. Karanewsky and Messrs. Snyder, Poyhonen and Rogers . We also entered into a change in control agreement with Mr. Berger in April 2008.  All of the change in control agreements with our named executive officers were amended in December 2008 for purposes of compliance with regulations under Section 409A of the Internal Revenue Code. We subsequently amended our change in control agreements with Messrs. Poyhonen and Rogers in September 2009 in connection with their respective promotions at that time.

Mr. Snyder’s change in control agreement provides that if his employment is terminated by us without cause or by him for good reason within one month prior or 36 months after a change in control, Mr. Snyder’s stock options will immediately vest in full.  In addition, if Mr. Snyder’s employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, he will be entitled to a lump sum payment equal to 150% of the sum of his annual salary in effect on the date of termination and his last annual bonus received prior to the date of termination.

Mr. Poyhonen’s change in control agreement provides that if his employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, Mr. Poyhonen’s stock options will immediately vest in full and he will be entitled to a lump sum payment equal to 125% of the sum of his annual salary in effect on the date of termination and his last annual bonus received prior to the date of termination.

The change in control agreements for Dr. Karanewsky, Messrs. Berger and Rogers provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within one month prior or 18 months after a change in control, the executive will be entitled to immediate vesting in full of the executive’s stock options and a lump sum payment equal to 100% of the sum of the executive’s annual salary in effect on the date of termination and the executive’s last annual bonus received prior to the date of termination.

All of the change in control agreements also provide for reimbursement for health insurance benefits elected by the executives for themselves and their families under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) until the earliest of 12 months following termination, the expiration of continuation coverage under COBRA or the date the executive becomes eligible for health insurance benefits with a subsequent employer.  All benefits received under any of the change in control agreements are subject to delivery of a general release in favor of Senomyx and payments under the agreements may be reduced in order to provide for the best after tax treatment of the payments in the event the payments are subject to the excise taxes imposed by Section 4999 of the Internal Revenue Code.

In establishing the triggering events for payment obligations in connection with termination events under our employment and change in control agreements with our named executive officers, the Compensation Committee considered several factors.  Payments upon termination by us without cause are provided as a recruiting and retention tool and because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Senomyx benefits by requiring a general release from terminated employees.  Payments and option acceleration upon terminations in connection with a change in control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Senomyx despite uncertainties while a transaction is under consideration or pending, assurance of severance and benefits for terminated employees and access to the equity component of total compensation after a change in control.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth potential payments to our named executive officers upon various termination or change in control events assuming such events occurred as of December 31, 2012.

Name	Benefit	Termination without Cause ($)	Termination without Cause or for Good Reason and Change in Control (1) ($)
Kent Snyder	Cash Severance	532,400	1,319,387
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	17,885

John Poyhonen	Cash Severance	—	722,563
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	25,807

David B. Berger	Cash Severance	—	491,380
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	16,287

Donald S. Karanewsky, Ph.D.	Cash Severance	—	515,934
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	17,885

Antony E. Rogers	Cash Severance	—	460,120
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	25,807

(1)Amounts shown for option awards represent the value of unvested options that would have accelerated if the named executive officer was terminated on December 31, 2012 in connection with a change in control based on the difference between the closing price of our common stock on December 31, 2012, which was $1.68 per share, and the exercise price of the respective options.

Grants of Plan-Based Awards

Historically, we have granted stock options to our executive officers under the 2004 Plan.  As of March 1, 2013, options to purchase a total of 10,274,368 shares were outstanding under the 2004 Plan, and a total of 5,823,534 shares remained available for grant under the 2004 Plan.

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code.  Generally, 25% of the shares subject to options vest one year from the date of hire and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the employment agreements described in Employment and Change in Control Agreements.  Options expire ten years from the date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant.   The fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq on the last market trading day prior to such date.

The following table provides information regarding grants of plan-based awards to the named executive officers in the fiscal year ended December 31, 2012.

						All Other			Grant
						Option	Exercise		Date Fair
						Awards:	or Base	Closing	Value of
			Estimated Possible Payouts Under			Number of	Price of	Price on	Stock and
			Non-Equity Incentive Plan Awards (1)			Securities	Option	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Underlying	Awards	Date	Awards
Name	Date	Date	($)	($)	($)	Options (#)	($/Sh)	($/Sh)	(2) ($)
Kent Snyder	2/15/2012	1/25/2012	159,720	319,440	479,160	355,000	3.30	3.12	718,125

John Poyhonen	2/15/2012	1/25/2012	87,343	174,686	262,028	225,000	3.30	3.12	455,149

David B. Berger	2/15/2012	1/25/2012	69,000	138,000	207,000	150,000	3.30	3.12	303,433

Donald S. Karanewsky, Ph.D.	2/15/2012	1/25/2012	71,920	143,840	215,760	120,000	3.30	3.12	242,746

Antony E. Rogers	2/15/2012	1/25/2012	65,000	130,000	195,000	150,000	3.30	3.12	303,433

(1)                                The amounts shown in these columns represent the threshold, target and maximum payout levels under our 2012 Executive Bonus Plan. The actual amount of incentive bonus earned by each named executive officer in 2012 is reported in the Summary Compensation Table.

(2)                                Amounts listed in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2012 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2012. Certain options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Kent Snyder	6/16/2003	308,428	—	0.74	6/15/2013
	6/25/2004	228,440	—	6.02	6/24/2014
	1/19/2005	154,100	—	8.60	1/18/2015
	2/1/2006	279,000	—	16.25	1/31/2016
	2/15/2007	182,166	—	12.91	2/14/2017
	2/15/2008	219,000	—	7.49	2/14/2018
	2/16/2009	335,321	14,579	3.21	2/15/2019
	2/16/2010	155,196	63,904	2.50	2/15/2020
	2/15/2011	171,875	203,125	6.68	2/14/2021
	2/15/2012	—	355,000	3.30	2/14/2022

John Poyhonen	6/25/2004	37,600	—	6.02	6/24/2014
	1/19/2005	56,600	—	8.60	1/18/2015
	2/1/2006	70,000	—	16.25	1/31/2016
	2/15/2007	50,850	—	12.91	2/14/2017
	2/15/2008	66,700	—	7.49	2/14/2018
	2/16/2009	149,788	6,512	3.21	2/15/2019
	10/15/2009	31,667	8,333	3.99	10/14/2019
	2/16/2010	105,400	43,400	2.50	2/15/2020
	2/15/2011	82,500	97,500	6.68	2/14/2021
	2/15/2012	—	225,000	3.30	2/14/2022

David B. Berger	1/15/2008	100,000	—	6.54	1/14/2018
	2/16/2009	142,696	6,204	3.21	2/15/2019
	2/16/2010	66,654	27,446	2.50	2/15/2020
	2/15/2011	51,563	60,937	6.68	2/14/2021
	2/15/2012	—	150,000	3.30	2/14/2022

Donald S. Karanewsky, Ph.D.	6/15/2007	87,000	—	14.79	6/14/2017
	2/15/2008	37,400	—	7.49	2/14/2018
	2/16/2009	138,192	6,008	3.21	2/15/2019
	2/16/2010	64,813	26,687	2.50	2/15/2020
	6/15/2010	12,500	7,500	3.92	6/14/2020
	2/15/2011	51,563	60,937	6.68	2/14/2021
	2/15/2012	—	120,000	3.30	2/14/2022

Antony E. Rogers	2/10/2004	1,223	—	0.74	2/9/2014
	6/25/2004	2,997	—	6.02	6/24/2014
	1/20/2005	14,800	—	8.74	1/19/2015
	2/1/2006	80,000	—	16.25	1/31/2016
	2/15/2007	49,220	—	12.91	2/14/2017
	2/15/2008	36,800	—	7.49	2/14/2018
	2/16/2009	48,108	2,092	3.21	2/15/2019
	10/15/2009	9,896	2,604	3.99	10/14/2019
	2/16/2010	66,938	27,562	2.50	2/15/2020
	2/15/2011	51,563	60,937	6.68	2/14/2021
	2/15/2012	—	150,000	3.30	2/14/2022

(1)                                Except for the option granted to Mr. Snyder on June 16, 2003, each of the option awards vest over four years as follows:  1/4th of the shares vest upon the first anniversary of the grant date and 1/48th vest monthly thereafter. Mr. Snyder’s option granted on June 16, 2003 vested over four years in equal monthly installments.

Option Exercises and Stock Vested

The Option Exercises and Stock Vested table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, during 2012 by each of our named executive officers.  There were no stock options exercised by our named executive officers during 2012 and we have not granted other stock awards, such as restricted stock or other performance shares. Accordingly, we have not included this table for 2012.

Pension Benefits

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2012, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	10,574,368	$6.18	4,123,567
Equity compensation plans not approved by stockholders (2)	—	—	—
Total	10,574,368	$6.18	4,123,567

(1)                                 Includes the 2004 Plan and the 2004 ESPP.  33 shares under column (c) are attributable to the 2004 ESPP.

(2)                                 As of December 31, 2012, we did not have any equity compensation plans that were not approved by our stockholders.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Senomyx’s preference to avoid related party transactions.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and Nasdaq listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Senomyx is a participant and in which any of the following persons has or will have a direct or indirect interest:  any executive officer, director, or more than 5% stockholder of Senomyx, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2012, we granted options to purchase an aggregate of 1,090,000 shares of our common stock to our directors and named executive officers, with exercise prices ranging from $2.37 to $3.30 per share.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.  We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws.  These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material or set of annual meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Senomyx will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Material or set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Material or set of annual meeting materials, please notify your broker, bank or other agent, and direct a written request for the separate Notice of Internet Availability of Proxy Material or set of annual meeting materials to 4767 Nexus Centre Drive, San Diego, California 92121, Attn: Corporate Secretary, or contact David B. Berger at (858) 646-8306.   Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the Notice of Internet Availability of Proxy Material or set of annual meeting materials at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kent Snyder
Chief Executive Officer and Chairman of the Board

San Diego, California
April 24, 2013

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC is available without charge upon written request to: 4767 Nexus Centre Drive, San Diego, California 92121, Attn: Corporate Secretary.

APPENDIX A

SENOMYX, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 28, 2013

APPROVED BY THE STOCKHOLDERS:                , 2013

1.                                      GENERAL.

(a)                                 Successor to and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the Senomyx, Inc. 2004 Equity Incentive Plan, as amended (the “Prior Plan”).  Following the Effective Date, no additional stock awards may be granted under the Prior Plan.  Any unallocated shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards (other than any net shares of Common Stock returned to the Prior Plan as a result of an Option exchange or repricing program) not previously granted under the Prior Plan as of 12:01 a.m. Pacific time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for issuance pursuant to Stock Awards granted hereunder.  In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder.  All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be subject to the terms of the Plan.

(b)                                 Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(c)                                  Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)                                 Purpose.  The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.                                      ADMINISTRATION.

(a)                                 Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                                To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)                            To settle all controversies regarding the Plan and Awards granted under it.

(iv)                             To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)                                 To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi)                             To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 10(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan.  Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)                         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)                     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)                                 To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)                                 Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 14(w)(iii) below.

(e)                                  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)                                   Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 Share Reserve.

(i)                                    Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) [             (          )] shares, which number is equal to the number of shares subject to the Prior Plan’s Available Reserve on the Effective Date and (B) the Returning Shares, if any, which become available for grant under the Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii)                                For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 8(a).  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ

Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)                                 Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)                                  Incentive Stock Option Limit.  Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty-five million (25,000,000) shares of Common Stock.

(d)                                 Section 162(m) Limitations.  Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)                                    A maximum of two million (2,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)                                A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)                            A maximum of four million dollars ($4,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)                                  Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)                                 Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.                                      PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.  The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)                                 Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)                                  Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)                                    by cash, check, bank draft or money order payable to the Company;

(ii)                                pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)                             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)                                 in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)                                 Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                                  Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                                    Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)                                Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)                            Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                                   Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                                 Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)                                 Extension of Termination Date.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                                    Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                                    Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)                                 Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.

(l)                                    Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                                 Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                             Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                                 Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)                                 Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                             Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                                 Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)                             Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                                  Performance Awards.

(i)                                    Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)                                Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)                            Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)                             Section 162(m) Compliance.  Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d)                                 Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                                      NON-EMPLOYEE DIRECTORS’ NONSTATUTORY STOCK OPTION PROGRAM.

(a)                                 Non-Employee Director Option Grants.  Without any further action by the Board, automatic Option grants shall be made under the Plan in accordance with this Section 7 to Non-Employee Directors who meet the criteria specified in Section 7(b).  All Options granted under this Section 7 shall be Nonstatutory Stock Options and shall be in such form as may be approved by the Board and evidenced in an Option Agreement, subject to the provisions of the Plan and this Section 7.

(b)                                 Non-Discretionary Grants.

(i)                                    Initial Grants.  Without any further action of the Board, each person who after the Effective Date is elected or appointed for the first time to be a Non-Employee Director (other than the Chairman of the Board) shall, upon the date of such election or appointment, be automatically granted an Initial Grant to purchase thirty thousand (30,000) shares of Common Stock on such terms and conditions set forth herein.  Each person who after the Effective Date is elected or appointed for the first time to serve as the Chairman of the Board and who is, after such election, a Non-Employee Director, shall, upon the date of such election or appointment, be automatically granted an Initial Grant on the terms and conditions set forth herein to purchase forty-five thousand (45,000) shares of Common Stock to the extent such individual was not already serving on the Board or fifteen thousand (15,000) shares of Common Stock to the extent that such individual was already serving on the Board.

(ii)                                Annual Grants.  Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2014, each person who is then a Non-Employee Director and who is re-elected to serve on the Board at such Annual Meeting, shall be automatically granted, effective immediately following such re-election, an Annual Grant to purchase fifteen thousand (15,000) shares of Common Stock (except that a person who is re-elected to serve as Chairman of the Board and who is, after such election, a Non-Employee Director, shall instead be granted an Annual Grant covering twenty-one thousand (21,000) shares of Common Stock) on the terms and conditions set forth herein; provided, however, that if such person did not serve as a Non-Employee Director for the full period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced to the number obtained by multiplying the number that would otherwise be subject to such Annual Grant by a fraction, the numerator of which is the number of full one-month periods between the date of such person’s initial appointment or election to the Board and the date of such Annual Meeting and the denominator of which is twelve (12).

(c)                                  Option Provisions.  Each Option granted under this Section 7 shall include (through incorporation by reference in the Option or otherwise) the substance of each of the provisions of Section 5, except that no Option granted under this Section 7 shall be exercisable after the expiration of ten (10) years after the date on which it was granted and the exercise price of each Option granted under this Section 7 shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

8.                                      COVENANTS OF THE COMPANY.

(a)                                 Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)                                 Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)                                  No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

9.                                      MISCELLANEOUS.

(a)                                 Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)                                 Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)                                  Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)                                 No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)                                  Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board or its designee has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)                                   Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)                                 Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)                                 Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means  or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)                                    Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)                                    Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)                                 Compliance with Section 409A of the Code.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)                                    Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the

Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

10.                               ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                                 Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)                                 Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                                  Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)                                    Stock Awards May Be Assumed.  Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction.  A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants.  The terms of any assumption, continuation or substitution will be set by the Board.

(ii)                                Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)                            Stock Awards Held by Persons other than Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(d)                                 Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(e)                                  Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

11.                               PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 The Board may suspend or terminate the Plan at any time.  No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                 No Impairment of Rights.  Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

12.                               EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

13.                               CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.                               DEFINITIONS.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)                                 “Award” means a Stock Award or a Performance Cash Award.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)                                   “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.  The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)                                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)                            the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv)                             there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)                                 individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)                                    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)                                    “Common Stock” means the common stock of the Company.

(k)                                 “Company” means Senomyx, Inc., a Delaware corporation.

(l)                                    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)                             “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)                                 “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)                                 “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)                                 “Director” means a member of the Board.

(q)                                 “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)                                  “Effective Date” means the effective date of this Plan document, which is January 1, 2014,  provided that Plan is approved by the Company’s stockholders at the date of the annual meeting of stockholders of the Company held in calendar year 2013.

(s)                                   “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)                                    “Entity” means a corporation, partnership, limited liability company or other entity.

(u)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)                                 “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)                               “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)                                 “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)                                 “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)                                  “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa)                          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)                          “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)                            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)                          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)                            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)                              “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)                          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)                          “Own,” “Owned,” “Owner,” “Ownership”:  A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)                                “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)                                “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)                          “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue or components thereof; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)                                “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(mm)                  “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)                          “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)                          “Plan” means this Senomyx, Inc. 2013 Equity Incentive Plan, as it may be amended from time to time.

(pp)                          “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)                          “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr)                            “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)                              “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)                          “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv)                          “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww)                      “Securities Act” means the Securities Act of 1933, as amended.

(xx)                          “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)                          “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)                            “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)                   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)                   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc)                      “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd)                   “Transaction” means a Corporate Transaction or a Change in Control.

APPENDIX B

AMENDMENT NO. 1

TO

SENOMYX, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (this “Amendment”) to the Senomyx, Inc. 2004 Employee Stock Purchase Plan, dated as of [                 ] [     ], 2013 (the “Effective Date”), is made by Senomyx, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company maintains the Senomyx, Inc. 2004 Employee Stock Purchase Plan (adopted by the Board of Directors of the Company on April 30, 2004) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock of the Company (“Common Stock”) available for issuance under the Plan with respect to offerings that commence after such share increase; and

WHEREAS, the Company desires to amend the Plan to provide that, effective as of the Effective Date, an additional three million (3,000,000) shares of Common Stock will be reserved and available for issuance under the Plan with respect to offerings that commence after such share increase; and

WHEREAS, Section 15(a) of the Plan authorizes the Board of Directors of the Company (the “Board”) to so amend the Plan.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.                                     Amendment to Section 2.  Section 2 is hereby amended by adding the following new definition as Section 2(a) of Section 2 and re-lettering the subsections for each succeeding definition thereafter.

(a)                                 “Amendment Date” means the date on which Amendment No. 1 to the Plan is adopted and approved by the stockholders of the Company.

2.                                     Amendment to Section 4.  Section 4 is hereby deleted in its entirety and replaced with the following sentences:

Subject to the provisions of Section 14(a) relating to adjustments upon changes in Common Stock, effective as of the Amendment Date, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate three million fifty-two thousand four hundred ninety three (3,052,493) shares of Common Stock, which is equal to the sum of (A) three million (3,000,000) new shares of Common Stock (the “New Shares”) and (B) fifty-two thousand four hundred ninety three (52,493) shares currently available (the “Share Reserve”).  The New Shares will be available only for Offerings that commence after the Amendment Date.

B-1

3.                                     Ratification.  All other provisions of the Plan remain unchanged and are hereby ratified by the Company and the Board.

4.                                     Effective Date.  This Amendment shall be effective as of the date set forth in the first sentence of this Amendment.

*                                         *                                         *

B-2

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2013

SENOMYX, INC.

4767 NEXUS CENTRE DRIVE

SAN DIEGO, CALIFORNIA 92121

The undersigned hereby appoints Kent Snyder and David B. Berger, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of Senomyx, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Senomyx, Inc. to be held at the company’s corporate office located at 4767 Nexus Centre Drive, San Diego, California 92121 on Thursday, June 13, 2013 at 9:00 a.m. (local time), and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein.  If no direction is indicated, this proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 through 5, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

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1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Go to the Website: http://proxy2013.senomyx.com

3. Enter your Voter Control Number located on your Proxy Card.

4. Follow the instructions provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET.

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The Board of Directors recommends a vote “FOR” the nominees for director listed below,

PROPOSAL 1:          To elect the seven nominees for director set forth below to hold office until our 2014 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:                                                        Roger D. Billingsley, Ph.D., Stephen A. Block, Esq., Mary Ann Gray, Ph.D., Michael E. Herman, Jay M. Short, Ph.D., Kent Snyder and Christopher J. Twomey.

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 2:          To approve and adopt our 2013 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 3:          To approve an amendment to our 2004 Employee Stock Purchase Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 4:          To approve a stock option exchange program.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

The Board of Directors recommends a vote FOR Proposal 5.

PROPOSAL 5:           To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.